Exhibit 10.2

                                                                  EXECUTION COPY





                                   SECOND LIEN
                                CREDIT AGREEMENT

                                   dated as of

                                  April 1, 2005

                                      among

                        KRISPY KREME DOUGHNUT CORPORATION

                          KRISPY KREME DOUGHNUTS, INC.

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                                       and

                           CREDIT SUISSE FIRST BOSTON
    as Administrative Agent, Paying Agent, Fronting Bank and Collateral Agent


                                   Arranged by
                           CREDIT SUISSE FIRST BOSTON
          as Sole Bookrunner, Sole Lead Arranger and Syndication Agent

                                       and

                            SILVER POINT FINANCE, LLC
                     as Co-Arranger and Documentation Agent



                                 ______________

                                  $150,000,000
                                 ______________




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                                TABLE OF CONTENTS

                                                                            Page

                           ARTICLE I

                          DEFINITIONS

SECTION 1.01.         Defined Terms..........................................1
SECTION 1.02.         Terms Generally.......................................26
SECTION 1.03.         Accounting Terms; GAAP; Historical Financial
                        Calculations........................................27
SECTION 1.04.         Classification of Loans and Borrowings................27

                          ARTICLE II

                          THE CREDITS

SECTION 2.01.         Tranche A Credit-Linked Deposit Accounts..............28
SECTION 2.02.         The Commitments.......................................32
SECTION 2.03.         Loans and Borrowings..................................32
SECTION 2.04.         Requests for Borrowings...............................33
SECTION 2.05.         Letters of Credit.....................................34
SECTION 2.06.         Funding of Borrowings.................................38
SECTION 2.07.         Interest Elections....................................39
SECTION 2.08.         Termination and Reduction of the Committed Amounts....40
SECTION 2.09.         Repayment of Loans; Evidence of Debt..................41
SECTION 2.10.         Prepayment of Loans...................................43
SECTION 2.11.         Fees..................................................46
SECTION 2.12.         Interest..............................................47
SECTION 2.13.         Alternate Rate of Interest............................49
SECTION 2.14.         Increased Costs.......................................49
SECTION 2.15.         Break Funding Payments................................50
SECTION 2.16.         Taxes.................................................51
SECTION 2.17.         Payments Generally; Pro Rata Treatment; Sharing of
                        Set-offs............................................53
SECTION 2.18.         Mitigation Obligations; Replacement of Lenders........55

                          ARTICLE III

                           GUARANTEE

SECTION 3.01.         The Guarantee.........................................57
SECTION 3.02.         Obligations Unconditional.............................57
SECTION 3.03.         Reinstatement.........................................58
SECTION 3.04.         Subrogation...........................................58
SECTION 3.05.         Remedies..............................................58
SECTION 3.06.         Instrument for the Payment of Money...................59

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SECTION 3.07.         Continuing Guarantee..................................59
SECTION 3.08.         Rights of Contribution................................59
SECTION 3.09.         General Limitation on Guarantee Obligations...........60
SECTION 3.10.         No Reliance...........................................60
SECTION 3.11.         Release of Subsidiary Guarantors......................60

                          ARTICLE IV

                REPRESENTATIONS AND WARRANTIES

SECTION 4.01.         Organization; Powers..................................61
SECTION 4.02.         Authorization; Enforceability.........................61
SECTION 4.03.         Governmental Approvals; No Conflicts..................61
SECTION 4.04.         Financial Condition; No Material Adverse Change.......61
SECTION 4.05.         Properties............................................62
SECTION 4.06.         Litigation............................................62
SECTION 4.07.         Environmental Matters.................................62
SECTION 4.08.         Compliance with Laws and Agreements...................63
SECTION 4.09.         Investment and Holding Company Status.................63
SECTION 4.10.         Taxes.................................................63
SECTION 4.11.         ERISA.................................................64
SECTION 4.12.         Disclosure............................................64
SECTION 4.13.         Use of Credit.........................................64
SECTION 4.14.         Material Agreements and Liens.........................64
SECTION 4.15.         Montana Mills.........................................65
SECTION 4.16.         Subsidiaries and Investments..........................65
SECTION 4.17.         Real Property.........................................65
SECTION 4.18.         Solvency..............................................66
SECTION 4.19.         Labor Matters.........................................67

                           ARTICLE V

                          CONDITIONS

SECTION 5.01.         Effective Date........................................67
SECTION 5.02.         Each Credit Event.....................................70

                          ARTICLE VI

                     AFFIRMATIVE COVENANTS

SECTION 6.01.         Financial Statements and Other Information............71
SECTION 6.02.         Notices of Material Events............................74
SECTION 6.03.         Existence; Conduct of Business........................75
SECTION 6.04.         Payment of Obligations................................75
SECTION 6.05.         Maintenance of Properties; Insurance..................75
SECTION 6.06.         Books and Records; Inspection Rights..................76

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SECTION 6.07.         Compliance with Laws..................................76
SECTION 6.08.         Use of Proceeds and Letters of Credit.................77
SECTION 6.09.         Hedging Agreements....................................78
SECTION 6.10.         Certain Obligations Respecting Subsidiaries;
                        Further Assurances..................................78
SECTION 6.11.         Ownership of the Borrower.............................80
SECTION 6.12.         Collection of Accounts and Payments; Creation of
                        Depositary Account..................................80
SECTION 6.13.         Ratings...............................................80
SECTION 6.14.         Separateness..........................................80
SECTION 6.15.         Pledge of Equity Interests in Consolidated Joint
                        Ventures............................................80
SECTION 6.16.         Post Closing Appraisals...............................80
SECTION 6.17.         Post Closing Mortgages................................81
SECTION 6.18.         Post Closing Environmental Surveys....................82
SECTION 6.19.         Issuance of Subsidiary Stock Certificate..............82

                          ARTICLE VII

                      NEGATIVE COVENANTS

SECTION 7.01.         Indebtedness..........................................83
SECTION 7.02.         Liens.................................................84
SECTION 7.03.         Fundamental Changes...................................85
SECTION 7.04.         Lines of Business.....................................86
SECTION 7.05.         Investments...........................................87
SECTION 7.06.         Restricted Payments...................................88
SECTION 7.07.         Transactions with Affiliates..........................89
SECTION 7.08.         Restrictive Agreements................................89
SECTION 7.09.         Certain Financial Covenants...........................90
SECTION 7.10.         Sale-Leasebacks; Synthetic Leases.....................91
SECTION 7.11.         Parent Guarantor as Holding Company...................92
SECTION 7.12.         Limitations on Voluntary Prepayments of Certain\
                        Other Indebtedness..................................92
SECTION 7.13.         Modifications of Certain Documents....................92
SECTION 7.14.         Change in Fiscal Year; Accounting Policies; Capital
                        Stock...............................................93
SECTION 7.15.         No New Bank Accounts Without Prior Written Notice.....93

                         ARTICLE VIII

                       EVENTS OF DEFAULT


                          ARTICLE IX

              AGENTS, LENDER PARTIES AND ARRANGER


                           ARTICLE X

                         MISCELLANEOUS


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SECTION 10.01.        Notices................................................98
SECTION 10.02.        Waivers; Amendments...................................100
SECTION 10.03.        Expenses; Indemnity; Damage Waiver....................101
SECTION 10.04.        Successors and Assigns................................103
SECTION 10.05.        Survival..............................................106
SECTION 10.06.        Counterparts; Integration; Effectiveness..............106
SECTION 10.07.        Severability..........................................107
SECTION 10.08.        Right of Setoff.......................................107
SECTION 10.09.        Governing Law; Jurisdiction; Etc......................107
SECTION 10.10.        WAIVER OF JURY TRIAL..................................108
SECTION 10.11.        Headings..............................................108
SECTION 10.12.        Treatment of Certain Information; Confidentiality.....108
SECTION 10.13.        USA PATRIOT Act.......................................109


SCHEDULE I      -     Commitments
SCHEDULE II     -     Material Agreements and Liens
SCHEDULE III    -     Restrictive Agreements
SCHEDULE IV     -     Litigation
SCHEDULE V      -     Environmental Matters
SCHEDULE VI     -     Subsidiaries and Investments
SCHEDULE VII    -     Real Property
SCHEDULE VIII   -     Labor Matters
SCHEDULE IX     -     Specified Contingent Obligations
SCHEDULE X      -     Transactions with Affiliates
SCHEDULE XI     -     Certain Real Property
SCHEDULE XII          Certain Analysis Value

EXHIBIT A       -     Form of Assignment and Acceptance
EXHIBIT B       -     Form of Security Agreement
EXHIBIT C       -     Form of Guarantee Assumption Agreement
EXHIBIT D       -     Form of Intercreditor Agreement
EXHIBIT E       -     Form of Concentration Account Control Agreement
EXHIBIT F       -     Form of Investment Account Control Agreement
EXHIBIT G       -     Form of Request for Loan
EXHIBIT H       -     Form of  Interest Election Request
EXHIBIT I       -     Form of  Subordination, Non-Disturbance and
                        Attornment Agreement
EXHIBIT J       -     Form of Promissory Note

     SECOND LIEN CREDIT AGREEMENT dated as of April 1, 2005, among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the "Parent Guarantor"), the SUBSIDIARY GUARANTORS (as defined below), the LENDERS (as defined below), CREDIT SUISSE FIRST BOSTON, as Administrative Agent, Paying Agent, Fronting Bank, and Collateral Agent.

     Each of the Parent Guarantor and the Borrower has requested that the Lenders extend credit to the Borrower, under the guarantee of the Guarantors (as defined below), in an aggregate principal or face amount not exceeding $150,000,000, to finance the operations of the Borrower and the Guarantors and for other purposes. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acceptable Appraisal" means with respect to any land, buildings, improvements, fixtures and other equipment, an appraisal of the value thereof (as determined on any reasonable basis) performed by an MAI-designated member of the Appraisal Institute according to MAI standards.

     "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

     "Administrative Agent" means CSFB, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Paying Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Affiliated Parties" means the Parent Guarantor and its Subsidiaries.

     "Agents" means the Administrative Agent, the Paying Agent and the Collateral Agent.


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                                      -2-


     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%; provided that the Alternate Base Rate shall be deemed to mean the Federal Funds Effective Rate in connection with any Tranche A Loan or Tranche B Borrowing. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     "Applicable Adjustment" means, on any date, (i) if one Mortgaged Property Requirement is outstanding on such date, 0.75% and (ii) if two or more Mortgaged Property Requirements are outstanding on such date, 1.00%.

     "Applicable Margin" means: (a) with respect to each Tranche A Loan, zero,
(b) with respect to any Tranche B ABR Loan, 4.875% per annum or (c) with respect to any Tranche B Eurodollar Loan, 5.875% per annum; provided that: (i) the Applicable Margin with respect to any principal of any Tranche A Loan of any Class not paid when due resulting in a withdrawal from the Tranche A Credit-Linked Deposit Account shall be equal to the Applicable Margin for Tranche B Loans of the same Class and (ii) for each date falling on or after May 2, 2005, the Applicable Margin for each Tranche B Loan shall be increased by the Applicable Adjustment, if any, on such date.

     "Applicable Percentage" means (a) with respect to any Tranche A Lender for purposes of Section 2.01, 2.02(a), 2.05, 2.09, 2.12, or 2.15 or the calculation of the Tranche A LC Exposure or the Tranche A Exposure, or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Fronting Bank under this Agreement, the percentage of the total Tranche A Funding Amounts represented by such Tranche A Lender's Tranche A Funding Amount, and (b) with respect to any Lender in respect of any indemnity claim under
Section 10.03(c) arising out of an action or omission of the Paying Agent under this Agreement, the percentage of the total of the Tranche A Funding Amounts and the Tranche B Commitments (or, if the Tranche B Loans have been made, the aggregate principal amount of the Tranche B Loans) represented by the respective aggregate amounts thereof held by such Lender. If the Tranche A Funding Amounts have been reduced to zero, the Applicable Percentages shall be determined based upon the Tranche A Funding Amounts most recently in effect, giving effect to any assignments. If the Tranche B Loans have been paid in full and the Tranche B Commitments have terminated, the Applicable Percentages shall be determined based upon the principal amounts of the Tranche B Loans outstanding immediately before their payment in full, giving effect to any assignments.

     "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans in the ordinary course, any other fund that invests in commercial loans in the ordinary course and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Arranger" means CSFB.

     "Asset Prepayment Event" means a Disposition or a Casualty Event.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Paying Agent, in the form of Exhibit A or any other form approved by the Paying Agent.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" has the meaning assigned to such term in the recital of parties hereto.

     "Borrowing" means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class that have the same Interest Period.

     "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by any member of the Financial Test Group to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Included Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC ss. 9601 et seq.), as amended from time to time, and any regulations promulgated with respect thereto and any state or local counterparts thereto.

     "Change in Control" means (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Parent Guarantor; or (b) as of any date a majority of the Board of Directors of the Parent Guarantor consists of individuals who were not either (i) directors of the Parent Guarantor as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Parent Guarantor of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the Board of Directors of the Parent Guarantor of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii).

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Fronting Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Fronting Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans constituting such Borrowing, are Tranche A Loans or Tranche B Loans and, when used in reference to any Committed Amount, means that such Committed Amount is a Tranche A Funding Amount or Tranche B Loan Commitment.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" has the meaning assigned to such term in the Intercreditor Agreement.

     "Collateral Account" has the meaning assigned to such term in Section 4.01 of the Security Agreement.

     "Collateral Agent" means CSFB, in its capacity as collateral agent for the Administrative Agent, the Paying Agent, the Fronting Bank and the Lenders under the Security Documents.

     "Committed Amount" means a Tranche A Funding Amount, a Tranche B Loan Commitment or any combination thereof (as the context requires).

     "Concentration Account Bank" means each bank at which a Concentration Account or a Depositary Account is maintained.

     "Concentration Account Control Agreement" means a Control Agreement substantially in the form of Exhibit E among the Borrower, the Shared Lien Collateral Agent, and a Concentration Account Bank or such other form as may be reasonably acceptable to the Shared Lien Collateral Agent.

     "Concentration Accounts" means (a) account number 2000014820290 maintained at Wachovia Bank, National Association, (b) account number 5118565578 and account number 5199249934 maintained at Branch Banking & Trust and (c) any other account that the Paying Agent agrees, at the request of the Borrower, to designate as a "Concentration Account"; provided that any such account shall be deemed to be a "Concentration Account" only if it is held in the name of the Borrower and, pursuant to a Concentration Account Control Agreement, controlled by the Shared Lien Collateral Agent. Any such account shall cease to be a "Concentration Account" if the Borrower and the Paying Agent shall so agree.

     "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Financial Test Group, for the relevant fiscal period: Consolidated Net Income plus, (i) to the extent deducted in determining Consolidated Net Income, (a) Depreciation and Amortization, (b) Consolidated Interest Expense less Consolidated Interest Income, (c) income tax expense, (d) extraordinary (it being understood that for the purposes of this clause (d), "extraordinary" shall not mean extraordinary as determined in accordance with GAAP) professional fees and expenses (including legal fees and Kroll fees (including any success fee, the cash portion of which was permitted by Section 7.07(g))), (e) store closure costs, and (f) costs, fees and expenses incurred in connection with the shareholder litigations, SEC investigation and the other Disclosed Matters (including settlement and judgment costs), (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period and (h) fees and expenses incurred in connection with the Transactions (including (x) in connection with the delivery of the Mortgages and environmental reports following the Effective Date and the termination of the Hedging Agreement with Wachovia Bank, National Association and (y) the fees and expenses of Wachovia Bank National Association and the fees of the lenders party to the Existing Credit Agreement in connection with the waivers and consents obtained from such parties) less (ii) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

     "Consolidated Interest Coverage Ratio" means, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense less Consolidated Interest Income for such Test Period.

     "Consolidated Interest Expense" means, for any period, interest, whether expensed or capitalized, in respect of Indebtedness of any member of the Financial Test Group outstanding during such period; provided that Consolidated Interest Expense shall (i) exclude the write-off of deferred financing charges as a result of the Transactions and the amortization of deferred financing charges arising from the Transactions and (ii) be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements.

     "Consolidated Interest Income" means, for any period, interest income of any member of the Financial Test Group during such period.

     "Consolidated Joint Venture" means any Consolidated Subsidiary that is (a) not a Wholly Owned Subsidiary and (b) engaged in Krispy Kreme franchisee or doughnut and bakery store operations. On the date hereof Freedom Rings, LLC; New England Dough LLC; KremeKo Inc. and Glazed Investments, LLC constitute all of the Consolidated Joint Ventures.

     "Consolidated Leverage Ratio" means, for any Test Period, the ratio of (a) Consolidated Total Debt on the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

     "Consolidated Net Income" means, for any period, the Net Income of the Financial Test Group determined on a consolidated basis in accordance with GAAP, but (without duplication), excluding, but only to the extent otherwise included in the calculation of Net Income, (i) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of the Parent Guarantor or is merged into or consolidated with the Parent Guarantor or any of its Subsidiaries, (ii) the income (or deficit) of any Person (other than members of the Financial Test Group that are Obligors) in which the Parent Guarantor or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by a member of the Financial Test Group in the form of cash dividends or cash distributions, (iii) the undistributed positive earnings of any Subsidiary of the Parent Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contract or agreement binding on such Subsidiary (other than under any Loan Document), any constitutive document of such Subsidiary or any law, regulation or other legal restriction applicable to such Subsidiary, (iv) unrealized gains and losses with respect to obligations under Hedging Agreements for such period and (v) gains and losses from the early extinguishment of Indebtedness.

     "Consolidated Subsidiary" means a Subsidiary, the accounts of which are customarily consolidated with those of the Parent Guarantor in accordance with GAAP for the purpose of reporting to stockholders of the Parent Guarantor or, in the case of a Subsidiary acquired after the Effective Date, the accounts of which would, in accordance with GAAP, be so consolidated for that purpose.

     "Consolidated Total Debt" means at any date the aggregate principal amount of all Indebtedness of the Financial Test Group (excluding obligations of the Financial Test Group with respect to Hedging Agreements), determined on a consolidated basis in accordance with GAAP as of such date.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Covered Property Value" means, on any date, the sum of the Median Desktop Analysis Values for all Real Property listed in the Desktop Analysis where both
(a) such Real Property is covered by Mortgages that have been duly recorded and in respect of each of which the Agents and the Lenders have received a legal opinion satisfactory in form and substance to the Paying Agent in its reasonable judgment (provided that a legal opinion substantially in the form of the legal opinions addressing certain real estate matters delivered pursuant to Section 5.01(b) on the Effective Date, with such modifications as are necessary for the relevant jurisdictions, shall be deemed to be satisfactory in form and substance to the Paying Agent) and (b) the Shared Lien Collateral Agent has received title insurance commitments for such Real Property and Mortgages, for 115% of the Median Desktop Analysis Value of such Real Property, satisfactory in form and substance to the Paying Agent in its reasonable judgment, and the Borrower has caused the removal of any Liens on such Real Property identified in such title insurance commitments to the extent that such Liens are not permitted by Section 7.02, unless such Liens are otherwise acceptable to the Paying Agent, in its sole discretion. In the event that any such title insurance commitment contains a legal description of any Real Property that is different from the legal description set forth in a recorded Mortgage for such property, clause (a) of this definition shall not be deemed satisfied with respect to such property unless and until a new Mortgage or amendment to the applicable recorded Mortgage has been duly recorded reflecting the legal description contained in such title insurance commitment.

     "Credited Institutions" means (a) CSFB in its capacities as sole bookrunner, sole lead arranger and syndication agent for the financing contemplated hereby and (b) Silver Point Finance, LLC in its capacities as co-arranger and documentation agent for the financing contemplated hereby.

     "CSFB" means Credit Suisse First Boston, acting through one or more of its branches, and any Affiliate thereof.

     "Debt Incurrence" means the incurrence by any member of the Financial Test Group after the Effective Date of any Indebtedness, other than Indebtedness incurred as permitted by any of paragraphs (a) through (l) of Section 7.01.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Depositary Account" has the meaning assigned to such term in Section 6.12(b).

     "Depositary Effective Date" has the meaning assigned to such term in
Section 6.12(b).

     "Depreciation and Amortization" means for any period the sum of all depreciation and amortization expense of the Financial Test Group for such period, as determined in accordance with GAAP.

     "Desktop Analysis" means that certain Desktop Analysis of Real Properties performed by Keen Consultants, LLC dated March 18, 2005 and furnished to the Lenders prior to the date hereof.

     "Disclosed Matters" means the actions, suits, investigations and proceedings disclosed in Schedule IV and the environmental matters disclosed in
Schedule V.

     "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any member of the Financial Test Group to any other Person excluding any sale, assignment, transfer or other disposition of any property permitted by Section 7.03 (other than pursuant to clauses (d), (f) or (g) thereof).

     "Dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Subsidiaries" means all Subsidiaries other than Foreign Subsidiaries.

     "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

     "Environmental Claim" means any claim, action, suit or notice by or from any Person as a result of or in connection with any violation of or liability under any Environmental Law.

     "Environmental Laws" means all laws (including all common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to pollution, the environment, health and safety (as relating to exposure to Hazardous Materials), and the preservation or reclamation of natural resources, including without limitation any of the foregoing relating to the management, use, disposal, arrangement for disposal, Release or threatened Release of any Hazardous Materials.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any property covered by the Mortgages thereunder in favor of any governmental entity), resulting from or based upon (a) a violation of any Environmental Law, (b) arising under any Environmental Law with respect to (i) the generation, use, handling, transportation, storage, treatment, arrangement for disposal or disposal of any Hazardous Materials, (ii) exposure to any Hazardous Materials, or (iii) the Release or threatened Release of any Hazardous Materials or (c) any contract, agreement or other consensual arrangement pursuant to which liability under any Environmental Law is assumed or imposed with respect to any of the foregoing.

     "Equity Issuance" means (a) any issuance or sale by the Parent Guarantor or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options (other than convertible Indebtedness) exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Parent Guarantor or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Parent Guarantor or any of its Subsidiaries issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Parent Guarantor or any of is Subsidiaries or
(b) the receipt by the Parent Guarantor or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution). The term "Equity Issuance" shall not include any such issuance or sale to the Parent Guarantor or any of its Subsidiaries or the receipt of any capital contribution from the Parent Guarantor or any of its Subsidiaries.

     "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower and/or the Parent Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Guarantor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Guarantor or any its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Guarantor, the Borrower or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Guarantor, the Borrower or any their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Parent Guarantor, the Borrower or any their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VIII.

     "Excluded Real Property" means real property interests of the Obligors in the property identified in Schedule VII as Excluded Real Property.

     "Excluded Taxes" means, with respect to the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower (or for purposes of Section 2.16(b), any payment by the Paying Agent with respect to interest on the Tranche A Credit-Linked Deposits) hereunder, (a) taxes measured by net income, net profits or overall gross receipts, capital or net worth (including, without limitation, branch profits or similar taxes) by the United States of America, or by any jurisdiction, that are imposed as a result of the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender (as the case may be) being or having been organized or resident in, having or having had an office in, or doing or having done business in such jurisdiction (other than a business that is or was deemed to arise solely by reason of both (I) the Transactions and (II) the Borrower being organized or resident, maintaining an office or conducting business in such jurisdiction),
(b) (i) in the case of a Foreign

Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax and (ii) for purposes of Section 2.16(b), any Indemnified Tax or Other Tax with respect to any Lender that, in each case, is imposed pursuant to a law in effect at the time such Lender becomes a party to this Agreement except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such tax pursuant to Section 2.16(a) or 2.16(b) (as the case may be) or is attributable to such Lender's failure or inability (other than as a result of a Change in Law after such Lender becomes a party to this Agreement) to comply with Section 2.16(e) and (c) for purposes of Section 2.16(b), any Indemnified Taxes or Other Taxes that are attributable to any underlying obligation or security in which the Tranche A Credit-Linked Deposits are invested by the Paying Agent unless such Indemnified Taxes or Other Taxes result from a Change in Law occurring after the date on which such underlying obligation or security is acquired.

     "Existing Credit Agreement" means the Credit Agreement dated as of October 31, 2003, as amended, among the Borrower, the lenders party thereto, Wachovia Bank, National Association, as administrative agent, and the syndication agent and the co-documentation agents referred to therein.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Paying Agent from three federal funds brokers of recognized standing selected by it.

     "Financial Officer" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or controller of such Obligor.

     "Financial Test Group" means the Parent Guarantor and the Consolidated Subsidiaries, but excluding the Consolidated Joint Ventures. In determining the Financial Test Group for any date or period of time, only entities that are members of the Financial Test Group as of such date or during such period of time, as the case may be, shall be included.

     "First Lien Credit Agreement" means the First Lien Credit Agreement dated as of the date hereof between the Obligors, the First Lien Lenders, CSFB, as administrative agent for the First Lien Lenders and as issuing lender, and WFF as collateral agent for the First Lien Lenders and as swingline lender, including any replacement thereof entered into in connection with one or more refinancings thereof permitted by the Intercreditor Agreement.

     "First Lien Lenders" means the Persons referred as "Lenders" in the First Lien Credit Agreement.

     "First Lien Loan Documents" means the "Loan Documents" referred to in the First Lien Credit Agreement.

     "Fiscal Quarter" means a fiscal quarter of the Parent Guarantor.

     "Fiscal Year" means a fiscal year of the Parent Guarantor.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction outside the United States of America.

     "Fronting Bank" means CSFB, in its capacities as the lender of Tranche A Loans and the issuer of Letters of Credit hereunder, and its successors in such capacities.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 6.10(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

     "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to or with respect to which liability is imposed under any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The amount of any Indebtedness arising from obligations of any Person under any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

     "Immaterial Subsidiary" means (x) any Subsidiary of Borrower that owns assets constituting no more than 2.5% of the book value of the assets of the Parent Guarantor and its Consolidated Subsidiaries, taken as a whole; provided that any Subsidiary that, when such Subsidiary's assets are aggregated with those of all other Immaterial Subsidiaries as to which (i) any event described in clause (h), (i), (j), (k), (l) or (m) of Article VIII has occurred and is continuing or (ii) their Guarantees are being or have been released in accordance with Section 10.02(b)(viii), would collectively own aggregate assets constituting more than 5.0% of the book value of the assets of the Parent Guarantor and its Consolidated Subsidiaries, taken as a whole, shall not be considered an Immaterial Subsidiary and (y) any Prohibited Subsidiary.

     "Inactive Company" means any Person that conducts no business activity (other than any unwinding or liquidation activities), has no income and has assets with a value that does not exceed $1,000 (or, in the case of Montana Mills and its Subsidiaries, cash in an aggregate amount not exceeding $100,000 to the extent that such cash is to be used for costs and expenses relating to Montana Mills or its Subsidiaries' unwinding).

     "Included Subsidiaries" means all Consolidated Subsidiaries, except that no Consolidated Joint Venture other than Freedom Rings, LLC shall be an Included Subsidiary.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, giving effect to any limitations upon such Person's liability for such Indebtedness of others as may be set forth in such Guarantee,
(h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all Redeemable Preferred Stock of such Person (in the event that such Person is a corporation),
(l) all obligations of such Person with respect to Hedging Agreements, (m) all obligations which are payable prior to the Tranche A Maturity Date and the Tranche B Maturity Date in respect of unsecured structured settlements of Disclosed Matters or other actions, suits, proceedings or governmental enforcement actions arising in connection with the historical financial statements of Parent Guarantor and its Consolidated Subsidiaries under review (as the date hereof) by the Special Committee of the Board of Directors of the Parent Guarantor, and (n) all obligations of such Person to purchase securities or other property prior to the Tranche A Maturity Date and the Tranche B Maturity Date, arising out of or in connection with the sale of the same or substantially similar securities or property. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Tranche A Credit-Linked Deposits shall in no event constitute Indebtedness of the Borrower.

     "Indemnified Taxes" means Taxes imposed on or incurred by any Agent, the Fronting Bank or any Lender with respect to (i) any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) solely for purposes of Section 2.16(b), any payment of interest by the Paying Agent with respect to the Tranche A Credit-Linked Deposits, other than, in each case, Excluded Taxes.

     "Intellectual Property" has the meaning given to such term in the Security Agreement.

     "Intercreditor Agreement" means a Collateral Agency and Intercreditor Agreement substantially in the form of Exhibit D among the Obligors, the Collateral Agent, the Paying Agent, WFF, as collateral agent under the First Lien Loan Documents, and CSFB, as administrative agent under the First Lien Loan Documents.

     "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

     "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

     "Interest Period" means: (a) with respect to any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Request for Loan or Interest Election Request and (b) with respect to the Tranche A Credit Linked Deposits, initially, the period commencing on the Effective Date and ending on the last Business Day of April 2005, and thereafter, each period commencing on the last day of the preceding Interest Period applicable thereto and ending on the last Business Day in the third calendar month thereafter; provided, that (i) a single Interest Period shall at all times apply to all the Tranche A Credit-Linked Deposits, (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

     "Investment" means any investment in any Person, whether by means of: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; provided that the making of any payment in accordance with the terms of any Guarantee or other contingent obligation permitted under this Agreement shall not be considered an Investment; (d) the entering into of any Hedging Agreement; (e) any purchase or other acquisition of Indebtedness or the assets of such Person or (f) any capital contribution to such Person; (g) any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation, and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (g) of the definition of "Indebtedness" in respect of such Person. The amount of any Investment shall be the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the market value of such Investment.

     "Investment Account" means any account that the Paying Agent agrees, at the request of the Borrower, to designate as an "Investment Account"; provided that any such account shall be deemed to be an "Investment Account" only if it is held in the name of the Borrower and, pursuant to the Investment Account Control Agreement, controlled by the Shared Lien Collateral Agent. Any such account shall cease to be an "Investment Account" if the Borrower and the Paying Agent shall so agree.

     "Investment Account Control Agreement" means a Control Agreement substantially in the form of Exhibit F among the Borrower, the Shared Lien Collateral Agent, and an Investment Account Intermediary or such other form as may be reasonably acceptable to the Shared Lien Collateral Agent.

     "Investment Account Intermediary" means a securities intermediary at which an Investment Account is maintained.

     "Joint Venture" means (i) any entity in which the Parent Guarantor, the Borrower or any of their Subsidiaries has made any Investment that would be, in conformity with GAAP, set forth opposite the caption "Investment in unconsolidated joint ventures" (or any like caption) on a consolidated balance sheet of the Financial Test Group and (ii) any Consolidated Joint Venture.

     "Kroll" means Kroll Zolfo Cooper LLC.

     "LC Disbursement" means a payment made by the Fronting Bank pursuant to a Letter of Credit.

     "Lender Parties" means the Lenders and the Fronting Bank.

     "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

     "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

     "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate per annum determined by the Paying Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Paying Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Paying Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Paying Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents, the Intercreditor Agreement and the Security Documents and each other agreement or written undertaking delivered to the Administrative Agent, the Paying Agent, the Collateral

Agent, the Fronting Bank or any other Lender, acting in such capacities, in furtherance or pursuant to any of the foregoing.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Majority-Owned Joint Venture" means each Joint Venture in which the Parent Guarantor and/or one of its Included Subsidiaries owns not less than 50% of the capital stock, including Freedom Rings, LLC; New England Dough LLC; and Glazed Investments, LLC.

     "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Financial Test Group taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of the Borrower, the Parent Guarantor or any Subsidiary Guarantor in an aggregate principal amount exceeding $1,000,000.

     "Median Desktop Analysis Value" means, for any Real Property listed in the Desktop Analysis, the average of the high and low appraised values for such Real Property set forth in such Desktop Analysis.

     "Modified Financial Statements" means, with respect to any period, the consolidated balance sheet and related statements of operations, stockholders' equity (if applicable) and cash flows of the Financial Test Group as of the end of and for such period, in each case in substantially similar form, scope and detail as the Projections.

     "Montana Mills" means Montana Mills Bread Co., Inc., a Delaware corporation.

     "Moody's" means Moody's Investors Services, Inc.

     "Mortgage" means an instrument of Mortgage or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing or other similar instrument, satisfactory in form and substance to the Collateral Agent and the Paying Agent, executed by an Obligor in favor of the Shared Lien Collateral Agent for the benefit of the Claimholders (as defined in the Intercreditor Agreement), granting a mortgage over the respective properties identified therein to secure the obligations of such Obligor under the Loan Documents and the First Lien Loan Documents to which it is a party.

     "Mortgaged Property Requirements" means, for any date: (i) if such date falls at any time on or after May 2, 2005, the Mortgaged Property Value shall be at least 70% of the Total Desktop Analysis Value, (ii) if such date falls at any time on or after May 31, 2005, the Mortgaged Property Value shall be at least 90% of the Total Desktop Analysis Value, (iii) if such date falls at any time on or after May 31, 2005, the Covered Property Value shall be at least 70% of the Total Desktop Analysis Value and (iv) if such date falls at any time on or after June 30, 2005, the Covered Property Value shall be at least 90% of the Total Desktop Analysis Value. A Mortgaged Property Requirement shall be deemed to be outstanding on any date if such Mortgaged Property Requirement has not been satisfied on such date. Once a Mortgaged Property Requirement has been satisfied, it shall no longer be required or tested hereunder except as set forth in the definitions of Mortgaged Property Value or Covered Property Value.

     "Mortgaged Property Value" means, on any date, the sum of the Median Desktop Appraisals for all real property listed in the Desktop Appraisal where such real property is covered by Mortgages that have been duly recorded and in respect of each of which the Collateral Agent has received a legal opinion satisfactory to it in form and substance in its reasonable judgment (provided that a legal opinion substantially in the form of the legal opinions addressing certain real estate matters delivered pursuant to Section 5.01(b) on the Effective Date, with such modifications as are necessary for the relevant jurisdictions, shall be deemed to be satisfactory in form and substance to the Collateral Agent) . In the event that any title insurance commitment obtained for any such real property after the Mortgage covering such property has been recorded contains a legal description of such real property that is different from the legal description set forth in a recorded Mortgage for such property, such real property shall cease to be included in the calculation of Mortgaged Property Value unless and until a new Mortgage or amendment to the applicable recorded Mortgage has been duly recorded reflecting the legal description contained in such title insurance commitment.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Available Proceeds" means:

          (a) in the case of any Disposition, the aggregate amount of all cash payments received by the Parent Guarantor and/or any of its Included Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) Net Available Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Parent Guarantor and/or any of its Included Subsidiaries in connection with such Disposition, (y) any federal, state, foreign and local income or other taxes estimated to be payable by the Parent Guarantor and/or any of its Included Subsidiaries as a result of such Disposition, and (z) reserves set aside on its books with respect thereto in accordance with GAAP and (ii) Net Available Proceeds shall be net of any repayments by the Parent Guarantor and/or any of its Included Subsidiaries of Indebtedness (including interest and any premiums or penalties), other than any Indebtedness under the First Lien Credit Agreement (to which such netting shall not apply), to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition;

          (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Parent Guarantor and/or any of its Included Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Parent Guarantor and/or any of its Included

     Subsidiaries in connection therewith, (ii) contractually required repayments of Indebtedness (including interest and any premiums or penalties), other than any Indebtedness under the First Lien Credit Agreement (to which such netting shall not apply), to the extent secured by a Lien on such property and any income and transfer taxes payable by the Parent Guarantor and/or any of its Included Subsidiaries in respect of such Casualty Event and (iii) reserves set aside on its books with respect thereto in accordance with GAAP;

          (c) in the case of any Equity Issuance, the aggregate amount of all cash received by any member of the Financial Test Group (either directly or through a distribution by any Consolidated Joint Venture) in respect of such Equity Issuance net of customary fees, commissions and other expenses including reserves set aside on its books with respect thereto in accordance with GAAP incurred by the Parent Guarantor and/or any of its Subsidiaries in connection therewith (it being understood that proceeds of Equity Issuances by Consolidated Joint Ventures shall not constitute Net Available Proceeds except to the extent any such proceeds are distributed to and actually received by the Parent Guarantor or any of its Subsidiaries (other than Consolidated Joint Ventures)); and

          (d) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Parent Guarantor and/or any of its Included Subsidiaries in respect of such Debt Incurrence net of customary fees, commissions and other expenses including reserves set aside on its books with respect thereto in accordance with GAAP incurred by the Parent Guarantor and/or any of its Subsidiaries in connection therewith.

     "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     "Obligations" means, collectively, the obligations of the Obligors to pay the principal of and interest on the Loans, reimbursement obligations with respect to LC Disbursements and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Lenders, the Fronting Bank, the Administrative Agent, the Paying Agent, the Collateral Agent or any of them under the Loan Documents.

     "Obligors" means the Borrower and the Guarantors.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Parent Guarantor" has the meaning assigned to such term in the recital of parties hereto.

     "Paying Agent" means CSFB, in its capacity as paying agent for the Lenders hereunder.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due, payable or delinquent or are being contested in compliance with Section 6.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (o) of Article VIII;

          (f) easements, zoning and other restrictions, rights-of-way, covenants and encroachments, Liens in favor of any landlord and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Guarantor or any of its Included Subsidiaries;

          (g) Liens constituting leasehold interests made by the Parent Guarantor or any of its Included Subsidiaries as lessor entered into in the ordinary course of business;

          (h) any right, title and interest of a landlord (including with respect to association dues, maintenance fees and other similar items) under any lease pursuant to which the Parent Guarantor or any of its Included Subsidiaries has a leasehold interest in any property or assets and any Liens that have been placed by such landlord on property over which the Parent Guarantor or any of its Included Subsidiaries has any real property interest; and

          (i) restrictions on pledges or transfers of capital stock imposed by partnership agreements, shareholders' agreements, limited liability company agreements, joint venture agreements and similar agreements in existence on the Effective Date or similar restrictions in amendments or restatements thereof which are no more onerous than those included in such agreements on the Effective Date;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (e) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

          (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through
     (e) above.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Phase I" has the meaning set forth in Section 5.01(l)(ii).

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Guarantor, the Borrower or any of their ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

     "Principal Facilities" means the mixing facility of the Borrower located in Effingham, Illinois and the mixing facility and manufacturing plant of the Borrower, each located in Winston-Salem, North Carolina.

     "Prohibited Subsidiary" means, at the time of determination, a Consolidated Joint Venture that is prohibited by its organizational documents or any agreement governing its Indebtedness from becoming an Obligor hereunder; provided that Freedom Rings, LLC shall not be a Prohibited Subsidiary.

     "Projections" means the financial projections of the Borrower and its Consolidated Subsidiaries dated March 31, 2005 heretofore delivered by the Borrower to the Paying Agent.

     "Property Designated For Sale" means real property and improvements specifically designated as such and itemized on Schedule VII.

     "Quarterly Dates" means the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

     "Real Property" has the meaning set forth in Section 4.17.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the date falling six months after the later to occur of the Tranche A Maturity Date and the Trance B Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

     "Register" has the meaning set forth in Section 10.04.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Request for Loan" means an executed request for loan substantially in the form of Exhibit G hereto with all blanks completed by the Borrower.

     "Required Lenders" means, at any time, Lenders having Tranche A Funding Amounts (or, if the Tranche A Funding Amounts have been reduced to zero, Tranche A Exposures) and Tranche B Commitments (or, if the Tranche B Loans have been made, outstanding Tranche B Loans) representing more than 50% of the sum of the total Tranche A

Funding Amounts (or, if the Tranche A Funding Amounts have been reduced to zero, Tranche A Exposures) and Tranche B Commitments (or, if the Tranche B Loans have been made, outstanding Tranche B Loans) at such time. The "Required Lenders" of a particular Class of Loans or Committed Amounts means (i) in the case of Tranche A Lenders, Tranche A Lenders having Tranche A Funding Amounts (or, if the Tranche A Funding Amounts have been reduced to zero, Tranche A Exposures) representing more than 50% of the total Tranche A Funding Amounts (or, if the Tranche A Funding Amounts have been reduced to zero, Tranche A Exposures) at such time and (ii) in the case of Tranche B Lenders, Tranche B Lenders having Tranche B Commitments (or, if the Tranche B Loans have been made, outstanding Tranche B Loans) representing more than 50% of the total Tranche B Commitments (or, if the Tranche B Loans have been made, outstanding Tranche B Loans) at such time.

     "Restatement Date" means the date on which the Parent Guarantor furnishes to the Lenders (i) the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of the end of and for all Fiscal Years currently under review by the Special Committee of the Board of Directors of the Parent Guarantor (including without limitation its 2004 and 2005 Fiscal Years), reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied as of the end of and for such Fiscal Year and (ii) the unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of the end of and for its first and second Fiscal Quarters for its 2006 Fiscal Year.

     "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Parent Guarantor or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Parent Guarantor or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of the Parent Guarantor or any of its Subsidiaries or (b) any payment made by the Parent Guarantor or any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness.

     "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

     "Second Lien Secured Obligations" means, collectively, (i) the Obligations and (ii) all obligations of the Obligors to make payments under Hedging Agreements relating to commodities with any or all of the Administrative Agent, the Paying Agent, the Fronting Bank, the Arranger, any Lender or any Affiliate of the Administrative Agent, the Paying Agent, the Fronting Bank, the Arranger or any Lender, whether direct or indirect, absolute or contingent. For purposes hereof, it is understood that any Second Lien Secured Obligations to any Person arising under an agreement entered into at a time such Person (or an Affiliate thereof) is party hereto as the Administrative Agent, the Paying Agent, the Fronting Bank or a Lender shall continue to constitute Second Lien Secured Obligations, notwithstanding that such Person (or its Affiliate) has ceased to be the Administrative Agent, the Paying Agent, the Fronting Bank or Lender, as the case may be, party hereto (by assigning all of its Committed Amount, Tranche A LC Exposure, Tranche B Loans, Tranche A Credit-Linked Sub-Account and other interests herein, or otherwise) at the time a claim is to be made in respect of such Second Lien Secured Obligations.

     "Security Agreement" means a Security Agreement substantially in the form of Exhibit B among the Borrower, the Parent Guarantor, the Subsidiary Guarantors and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

     "Security Documents" means the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements permitted by the Security Agreement, the Mortgages to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement or the Mortgages, the Concentration Account Control Agreements, any Investment Account Control Agreement and all other agreements entered into to confer upon the Shared Lien Collateral Agent or the Collateral Agent control over deposit accounts or securities accounts for purposes of the Uniform Commercial Code and any other agreement, document, instrument or other writing providing collateral for the Obligations whether now or hereafter in existence.

     "Shared Lien Collateral Agent" has the meaning assigned to such term in the Intercreditor Agreement.

     "Specified Contingent Obligations" means the obligations listed on Schedule IX, together with all other obligations of a similar nature binding on any Obligor and all obligations of a similar nature that replace or supplement a Specified Contingent Obligation in connection with a transaction that results in a net reduction of Specified Contingent Obligations, from time to time outstanding. The amount of any Specified Contingent Obligation shall be the maximum amount that the Obligors upon which such Specified Contingent Obligation is binding could be required to pay thereunder.

     "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Paying Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Indebtedness" means Indebtedness (a) for which the Parent Guarantor is directly and primarily liable, (b) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (c) that is subordinated to the obligations of the Parent Guarantor hereunder (including in respect of its Guarantee under Article III) on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Required Lenders.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Parent Guarantor. Notwithstanding anything contained herein to the contrary, neither Montana Mills nor any of its Subsidiaries shall be deemed to be a Subsidiary of the Parent Guarantor so long as Montana Mills or such Subsidiary, as the case may be, is an Inactive Company.

     "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.10(a).

     "Synthetic Lease" means any synthetic lease, tax retention operating lease, or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Test Period" means, on any date of determination, the period of four consecutive Fiscal Quarters (taken as one accounting period) ending with the latest Fiscal Quarter or the Fiscal Year for which financial statements pursuant to Section 6.01(a) or (b) have been, or should have been, delivered, as modified pursuant to Section 1.03.

     "Total Desktop Analysis Value" means the amount set forth on Schedule XII minus the aggregate amount of the Median Desktop Analysis Value for Real Property, if any, listed in the Desktop Analysis over which the Collateral Agent has elected not to require a

Mortgage and for the Real Properties located at 1350 West Parkway, Euless, TX and 1200 Knox Abbot Drive, Cayee, SC.

     "Tranche A", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans constituting such Borrowing, are made pursuant to
Section 2.02(a).

     "Tranche A Availability Period" means the period from and including the Business Day next succeeding the Effective Date to but excluding the earlier of the Tranche A Maturity Date and the date of termination of the Tranche A Funding Amounts.

     "Tranche A Credit-Linked Deposit" means, with respect to each Tranche A Lender at any time, amounts actually on deposit in the Tranche A Credit-Linked Deposit Account to the credit of such Lender's Tranche A Credit-Linked Sub-Account at such time.

     "Tranche A Credit-Linked Deposit Account" means the "Tranche A Lenders
(KKD) Credit-Linked Deposit Account" established by the Paying Agent at CSFB pursuant to Section 2.01(a).

     "Tranche A Credit-Linked Sub-Account" has the meaning set forth in Section 2.01(a).

     "Tranche A Exposure" means, with respect to any Tranche A Lender at any time, the sum of its Applicable Percentage of the outstanding principal amount of the Tranche A Loans and its Tranche A LC Exposure at such time.

     "Tranche A Funding Amount" means, with respect to each Tranche A Lender, the amount that such Tranche A Lender is required hereby to maintain as its Tranche A Credit-Linked Deposit, as such amount may be (a) reduced or terminated from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
10.04. The initial amount of each Tranche A Lender's Tranche A Funding Amount is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Funding Amount, as applicable. The initial aggregate amount of the Tranche A Lenders' Tranche A Funding Amounts is $30,000,000.

     "Tranche A LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche A LC Exposure of any Tranche A Lender at any time shall be its Applicable Percentage of the total Tranche A LC Exposure at such time.

     "Tranche A Lender" means a Lender with a Tranche A Funding Amount or, if the Tranche A Funding Amounts have terminated or expired, a Lender with Tranche A Exposure.

     "Tranche A Maturity Date" means the fifth anniversary of the date hereof.

     "Tranche B", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans constituting such Borrowing, are made pursuant to
Section 2.02(b).

     "Tranche B Loan Commitment" means, with respect to each Tranche B Loan Lender, the commitment, if any, of such Lender to make one or more Tranche B Loans hereunder on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Loans to be made by such Lender hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Tranche B Loan Lender's Tranche B Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Loan Commitment, as applicable. The initial aggregate amount of the Tranche B Loan Lenders' Tranche B Loan Commitments is $120,000,000.

     "Tranche B Loan Lender" means a Lender with a Tranche B Loan Commitment or an outstanding Tranche B Loan.

     "Tranche B Maturity Date" means the fifth anniversary of the date hereof.

     "Tranche B Principal Payment Dates" means (i) each Quarterly Date, commencing on the Quarterly Date falling on or nearest to July 31, 2005 through and including the Quarterly Date falling on or nearest to January 31, 2010, and
(iii) the Tranche B Maturity Date.

     "Transactions" means the execution, delivery and performance by each Obligor of this Agreement, the other Loan Documents and the First Lien Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans hereunder and loans under the F Lien Loan Documents, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the issuance of letters of credit thereunder.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent Guarantor.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "WFF" means Wells Fargo Foothill, Inc., a California corporation.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.03. Accounting Terms; GAAP; Historical Financial Calculations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Paying Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Paying Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Except as may be otherwise expressly set forth herein, all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, and all calculations made for purposes of determining compliance with Section 7.09 shall be made, as if the Consolidated Joint Ventures were carried as equity investments by the relevant members of the Financial Test Group. Notwithstanding anything contained herein to the contrary:
(a) (i) each calculation of a financial matter hereunder that is otherwise to be made for any period of four Fiscal Quarters that includes a portion of the Fiscal Year ending 2005 shall instead be made solely by reference to the portion of such period comprised of Fiscal Quarters in the Fiscal Year ending 2006 (the "2006 Fiscal Quarters") and (ii) for purposes of completing such calculation, the result obtained for the 2006 Fiscal Quarters shall be multiplied by a fraction the numerator of which is four and the denominator of which is the number of 2006 Fiscal Quarters and (b) the financial statements, certificates, reports and calculations referred to in the preceding sentence shall not be required to be prepared or made in accordance with GAAP, but such deviation from GAAP shall be solely in respect of the treatment of Consolidated Joint Ventures as equity investments as provided above.

     SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Tranche A Loan"), by Type (e.g. an "ABR Loan") or by Class and Type (e.g. a "Tranche A ABR Loan"). Borrowings may also be classified and referred to by Class (e.g. a "Tranche A Borrowing"), by Type (e.g. an "ABR Borrowing") or by Class and Type (e.g. a "Tranche A ABR Borrowing").

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. Tranche A Credit-Linked Deposit Accounts.

          (a) Establishment of Tranche A Credit-Linked Deposit Account and Tranche A Credit-Linked Sub-Accounts. On or prior to the Effective Date, the Paying Agent shall establish a Tranche A Credit-Linked Deposit Account at CSFB with the title "Tranche A Lenders (KKD) Credit-Linked Deposit Account". The Paying Agent shall maintain records enabling it to determine at any time the amount of the interest of each Tranche A Lender in the Tranche A Credit-Linked Deposit Account (the interest of each Tranche A Lender in the Tranche A Credit-Linked Deposit Account, as evidenced by such records, being referred to as such Lender's "Tranche A Credit-Linked Sub-Account"). The Paying Agent shall establish such additional Tranche A Credit-Linked Sub-Accounts for assignee Lenders as shall be required pursuant to Section 10.04(b). No Person (other than the Paying Agent) shall have the right to make any withdrawal from the Tranche A Credit-Linked Deposit Account or to exercise any other right or power with respect thereto. Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that the Tranche A Credit-Linked Deposits are and (subject to the last paragraph of Article VIII) will at all times be solely the property of the Tranche A Lenders, that the Tranche A Credit-Linked Deposits shall be used solely in accordance with this Agreement and that no amount on deposit at any time in the Tranche A Credit-Linked Deposit Account shall be the property of any of the Obligors, constitute collateral for any Obligations of the Obligors under the Loan Documents or otherwise be available in any manner to satisfy any Obligations of any of the Obligors under the Loan Documents. Each Tranche A Lender agrees that its right, title and interest in and to the Tranche A Credit-Linked Deposit Account shall be limited to the right to require amounts in its Tranche A Credit-Linked Sub-Account to be applied as provided in paragraph (c) below and that it will have no right to require the return of its Tranche A Credit-Linked Deposit other than as expressly provided in such paragraph (c) (each Tranche A Lender hereby acknowledging that its Tranche A Credit-Linked Deposit constitutes payment for its participations in Tranche A Loans made or to be made hereunder and Letters of Credit issued or to be issued hereunder and that the Fronting Bank will be making Tranche A Loans and issuing, amending, renewing and extending Letters of Credit in reliance on the availability of such Lender's Tranche A Credit-Linked Deposit to discharge such Lender's obligations in accordance with Sections 2.05(f) and 2.09(h)). The funding of the Tranche A Credit-Linked Deposits and the agreements with respect thereto set forth in this Agreement constitute arrangements solely among the Paying Agent, the Fronting Bank and the Tranche A Lenders with respect to the funding and reimbursement obligations of the Tranche A Lenders under this Agreement, and do not constitute loans, extensions of credit or other financial accommodations to any Obligor. No Obligor shall have any responsibility or liability to the Tranche A Lenders, the Paying Agent or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Tranche A Credit-Linked Deposit Account (or any Tranche A Credit-Linked Sub-Account) or with respect to the investment of amounts held therein, including pursuant to paragraph (d) below, or the duties and responsibilities of the Paying Agent with respect to the foregoing contemplated by paragraph (e) below.

          (b) Deposits in Tranche A Credit-Linked Deposit Account. The following amounts will be deposited in the Tranche A Credit-Linked Deposit Account at the following times:

               (i) On the Effective Date, each Tranche A Lender shall deposit in the Tranche A Credit-Linked Deposit Account an amount in Dollars equal to such Lender's Tranche A Funding Amount. Thereafter, the Tranche A Credit-Linked Deposits shall be available, on the terms and subject to the conditions set forth herein, for application pursuant to Section 2.05(f) to reimburse such Lender's Applicable Percentage of LC Disbursements that are not reimbursed by the Borrower and for application pursuant to Section 2.09(h) to pay such Lender's Applicable Percentage of the principal of Tranche A Loans that are not paid when due (at stated maturity, by acceleration or otherwise).

               (ii) On any date prior to the Tranche A Maturity Date on which the Paying Agent or the Fronting Bank receives any reimbursement payment from the Borrower in respect of an LC Disbursement, or any payment of principal of Tranche A Loans, with respect to which amounts were withdrawn from the Tranche A Credit-Linked Deposit Account to reimburse or pay the Fronting Bank, subject to clause (iii) below, the Paying Agent shall deposit in the Tranche A Credit-Linked Deposit Account, and credit to the Tranche A Credit-Linked Sub-Accounts of the Tranche A Lenders, the portion of such reimbursement or other payment to be deposited therein, in accordance with Section 2.05(f) or 2.09(h), as the case may be.

               (iii) If at any time when any amount is required to be deposited in the Tranche A Credit-Linked Deposit Account under clause (ii) above the sum of such amount and the aggregate amount of the Tranche A Credit-Linked Deposits at such time would exceed the higher of the total aggregate Tranche A Funding Amounts and the Tranche A Exposure, then such excess shall not be deposited in the Tranche A Credit-Linked Deposit Account and the Paying Agent shall instead pay to each Tranche A Lender its Applicable Percentage of such excess.

               (iv) Concurrently with the effectiveness of any assignment by any Tranche A Lender of all or any portion of its Tranche A Funding Amount, the Paying Agent shall transfer into the Tranche A Credit-Linked Sub-Account of the assignee the corresponding portion of the amount on deposit in the assignor's Tranche A Credit-Linked Sub-Account in accordance with Section 10.04(b)(vi).

          (c) Withdrawals From and Closing of Tranche A Credit-Linked Deposit Account. Amounts on deposit in the Tranche A Credit-Linked Deposit Account shall be withdrawn and distributed (or transferred, in the case of clause
     (v) below) as follows:

               (i) On each date on which the Fronting Bank is to be reimbursed by the Lenders pursuant to Section 2.05(f) for any LC Disbursement, the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account the amount of such unreimbursed LC Disbursement (and debit the Tranche A Credit-Linked Sub-Account of each Tranche A Lender in the amount of such Lender's Applicable Percentage of such unreimbursed LC

          Disbursement) and make such amount available to the Fronting Bank in accordance with Section 2.05(f).

               (ii) On each date on which the Fronting Bank is to be paid by the Tranche A Lenders pursuant to Section 2.09(h) for any defaulted principal of any Tranche A Loan, the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account the amount of such payment (and debit the Tranche A Credit-Linked Sub-Account of each Tranche A Lender in the amount of such Lender's Applicable Percentage of such payment) and make such amount available to the Fronting Bank in accordance with Section 2.09(h) (and for the avoidance of doubt, the payment obligation of a Tranche A Lender under Section 2.09(h) shall be satisfied in full by the Paying Agent's debiting the Tranche A Credit-Linked Sub-Account of such Tranche A Lender).

               (iii) Concurrently with each voluntary reduction of the Tranche A Funding Amounts pursuant to and in accordance with Section 2.08(b), the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account and pay to each Tranche A Lender such Lender's Applicable Percentage of the amount of such reduction (provided that, after giving effect thereto, the aggregate amount of the Tranche A Credit-Linked Deposits is not less than the greater of the Tranche A Exposure or Tranche A Funding Amounts).

               (iv) Concurrently with any reduction of the total aggregate Tranche A Funding Amounts to zero pursuant to and in accordance with
          Section 2.08(b) or Article VIII, the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account and pay to each Tranche A Lender such Lender's Applicable Percentage of the excess at such time of the aggregate amount of the Tranche A Credit-Linked Deposits over the Tranche A LC Exposure.

               (v) Concurrently with the effectiveness of any assignment by any Tranche A Lender of all or any portion of its Tranche A Funding Amount, the corresponding portion of the assignor's Tranche A Credit-Linked Sub-Account shall be transferred from the assignor's Tranche A Credit-Linked Sub-Account to the assignee's Tranche A Credit-Linked Sub-Account in accordance with Section 10.04(b) and, if required by Section 10.04(b), the Paying Agent shall close such assignor's Tranche A Credit-Linked Sub-Account.

               (vi) Upon the reduction of each of the Tranche A Funding Amounts and the Tranche A LC Exposure to zero, the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account and pay to each Tranche A Lender the entire remaining amount of such Lender's Tranche A Credit-Linked Deposit, and shall close the Tranche A Credit-Linked Deposit Account.

Each Tranche A Lender irrevocably and unconditionally agrees that its Tranche A Credit-Linked Deposit may be applied or withdrawn from time to time as set forth in this paragraph (c).

     (d) Deposit Earnings. Each of the Paying Agent, the Fronting Bank and each Tranche A Lender hereby acknowledges and agrees that each Tranche A Lender is funding its

Tranche A Credit-Linked Deposit to the Paying Agent for application in the manner contemplated by Sections 2.05(f) and 2.09(h) and that the Paying Agent has agreed to invest the Tranche A Credit-Linked Deposits so as to earn a return (except during periods when such Tranche A Credit-Linked Deposits are used to cover unreimbursed LC Disbursements or Tranche A Loans that have not been repaid when due (at stated maturity, by acceleration or otherwise), and subject to
Section 2.13) for the Tranche A Lenders equal at any time to (i) the LIBO Rate for the Interest Period in effect for the Tranche A Credit-Linked Deposits at such time minus (ii) 10 basis points; provided that, in the event that the Borrower shall revoke any notice of prepayment pursuant to Section 2.10(c), the Paying Agent shall use commercially reasonable efforts to invest the Tranche A Credit-Linked Deposits that are affected thereby in a manner that is consistent with its policies relating to such deposits. Such interest will be paid to the Tranche A Lenders by the Paying Agent in arrears on each day on which fees are due and payable to the Tranche A Lenders under Section 2.11(a).

     (e) Sufficiency of Deposits to Provide for Tranche A Exposure. Notwithstanding any other provision of this Agreement, including Sections 2.01,
2.02 and 2.05(a), no Tranche A Loan shall be made, and no Letter of Credit shall be issued, if after giving effect thereto the aggregate amount of the Tranche A Exposures would exceed the aggregate amount of the Tranche A Credit-Linked Deposits.

     (f) Satisfaction of Lender Funding Obligations. The Borrower and the Fronting Bank acknowledge and agree that, notwithstanding any other provision contained herein (but without limiting the obligations of any Tranche A Lender under Section 10.03(c)), the deposit by each Tranche A Lender in the Tranche A Credit-Linked Deposit Account on the Effective Date of funds equal to its Tranche A Funding Amount will fully discharge the obligation of such Lender to fund Loans by such Lender pursuant to Section 2.02(a) and to reimburse such Lender's Applicable Percentage of LC Disbursements that are not reimbursed by the Borrower pursuant to Section 2.05(f), and that no other or further payments shall be required to be made by any Tranche A Lender in respect of any such funding or reimbursement obligations.

     (g) Security. Each Tranche A Lender hereby grants to the Fronting Bank a security interest in such Tranche A Lender's Tranche A Credit-Linked Deposit to secure the obligations of such Tranche A Lender under Sections 2.05(f) and 2.09(h).

     (h) Fronting Bank Insecure. If the Fronting Bank is enjoined from taking any action referred to in paragraph (i) or (ii) of Section 2.01(c), or if the Fronting Bank reasonably determines that, by operation of law, it may reasonably be precluded from taking any such action, or if any Obligor or Tranche A Lender challenges in any legal proceeding any of the acknowledgements, agreements or characterizations set forth in any of the fifth, sixth or seventh sentences of
Section 2.01(a), then, in any such case (and so long as such event or condition shall be continuing), and notwithstanding anything contained herein to the contrary, the Fronting Bank shall not be required to make any Tranche A Loan or to issue, renew or extend any Letter of Credit.

     SECTION 2.02. The Commitments.

     (a) Tranche A Loans. Subject to the terms and conditions set forth herein, the Fronting Bank shall, from time to time during the Tranche A Availability Period at the request of the Borrower, make one or more Tranche A Loans to the Borrower in an aggregate principal amount that will not result in the total Tranche A Exposures exceeding the lesser of the balance of the Tranche A Credit-Linked Deposit Account (excluding any portion of the Tranche A Credit-Linked Deposit Account attributable to interest) or the total Tranche A Funding Amounts. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Tranche A Loans. Tranche A Loans shall constitute utilization of the Tranche A Funding Amounts.

     By the making of a Tranche A Loan, and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from the Fronting Bank, a participation in such Loan equal to such Lender's Applicable Percentage of the principal amount thereof. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Tranche A Loans is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or, subject to Section 2.01(f), reduction or termination of the Tranche A Funding Amounts.

     In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally authorizes and directs the Paying Agent to withdraw from the Tranche A Credit-Linked Deposit Account (and debit such Lender's Tranche A Credit-Linked Sub-Account in the amount of) such Lender's Applicable Percentage of the principal amount of each Tranche A Loan not paid when due (whether at stated maturity, acceleration or otherwise), or of any payment of principal of any Tranche A Loan required to be refunded to the Borrower for any reason (it being understood and agreed that each Tranche A Lender's obligations in respect of participations in Tranche A Loans shall be payable solely from, and limited to, such Lender's Tranche A Credit-Linked Deposit).

     (b) Tranche B Loans. Subject to the terms and conditions set forth herein, each Tranche B Loan Lender agrees to make one or more Tranche B Loans to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Loan Commitment. Amounts prepaid or repaid in respect of Tranche B Loans may not be reborrowed.

     SECTION 2.03. Loans and Borrowings.

     (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made (in the case of Tranche B Loans) by the Tranche B Lenders ratably in accordance with their respective Tranche B Commitments. The failure of any Lender Party to make any Loan required to be made by it shall not relieve any other Lender Party of its obligations hereunder; provided that the obligations of the Lenders hereunder with respect to their Committed Amounts are several and no Lender Party shall be responsible for any other Lender Party's failure to fund its Tranche A Credit-Linked Sub-Account or to make Loans, as the case may be, as required.

     (b) Type of Loans. Subject to Section 2.13, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. The Fronting Bank and each Tranche B Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender Party to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000; provided that (i) an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Committed Amounts of the applicable Class and (ii) a Tranche A Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

     (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing): (i) any Tranche A Borrowing if the Interest Period requested therefor would end after the Tranche A Maturity Date; (ii) any Tranche B Borrowing if the Interest Period requested therefor would end after the Tranche B Maturity Date; or (iii) any Tranche B Borrowing if the Interest Period requested therefor would commence before and end after any Tranche B Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche B Loans having Interest Periods that end after such Tranche B Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche B Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Tranche B Principal Payment Date.

     SECTION 2.04. Requests for Borrowings.

          (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Paying Agent of such request by telephone (i) in the case of a Tranche A Eurodollar Borrowing or a Tranche A ABR Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing, (ii) in the case of a Tranche B Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (iii) in the case of an Tranche B ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic request for a Loan shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a Request for Loan signed by the Borrower. In connection with the Borrower's obligation under Section 2.04(f) to reimburse the Fronting Bank for each LC Disbursement on the date thereof, the Borrower shall be deemed to have furnished a timely, duly completed Request for Loan for a Tranche A ABR Borrowing to be made on such date, in an amount equal to the amount of such LC Disbursement, the proceeds of which shall be applied directly to such obligation.

          (b) Content of Request for Loans. Each telephonic request for a Loan and written Request for Loan shall specify the following information in compliance with Section 2.03:

               (i) whether the requested Borrowing is to be a Tranche A Borrowing or Tranche B Borrowing;

               (ii) the aggregate amount of the requested Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.03(d); and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.06.

          (c) Notice by the Paying Agent to the Lenders. Promptly following receipt of a Request for Loan in accordance with this Section, the Paying Agent shall advise each affected Lender Party of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Interest Period shall be one month.

     SECTION 2.05. Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.02, the Borrower may request the Fronting Bank to issue, and the Fronting Bank shall issue, at any time and from time to time during the period commencing on the Effective Date and ending on the date that is 30 days prior to the Tranche A Maturity Date, Letters of Credit for its own account in such form as is acceptable to each of the Paying Agent and the Fronting Bank in its reasonable determination (including, without limitation, "auto-renewal" letters of credit); provided that the Fronting Bank shall not be under any obligation to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of the Fronting Bank generally applicable to the issuance of letters of credit. All Letters of Credit issued hereunder by the Fronting Bank shall be issued for the account of the Borrower as the named account party thereon, provided that Letters of Credit may, in addition to showing the Borrower as account party, show any Guarantor as a favoree under such Letter of Credit. Letters of Credit issued hereunder shall constitute utilization of the Tranche A Funding Amounts.

     (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Fronting Bank) to the Fronting Bank and the Paying Agent (other than the Letters of Credit requested prior to the date hereof, not later than 11:00 a.m. on the fourth Business Day preceding the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Fronting Bank, the Borrower also shall submit a letter of credit application on the Fronting Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Fronting Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Fronting Bank shall promptly notify the Paying Agent of any Letters of Credit issued, amended, renewed or extended by it hereunder and shall deliver a report (in form and substance reasonably acceptable to the Administrative Agent) on the last Business Day of each month after the Effective Date detailing its letter of credit activity under this Agreement; provided that if the last Business Day of such month coincides with the end of a Fiscal Quarter, such report shall be delivered five Business Days prior to the last day of such Fiscal Quarter, and the Fronting Bank shall promptly provide an update report to the Paying Agent of any letter of credit activity under this Agreement during such five Business Day period.

     (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the total Tranche A Exposures shall not exceed the total Tranche A Funding Amounts.

     (d) Expiration Date. Each Letter of Credit shall expire (or provide that the Fronting Bank shall have the option to refuse to renew such Letter of Credit) at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Tranche A Maturity Date.

     (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Fronting Bank, and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from the Fronting Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or, subject to
Section 2.01(f), reduction or termination of the Tranche A Funding Amounts.

     In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally authorizes and directs the Paying Agent to withdraw from the Tranche A Credit-Linked Deposit Account (and debit such Lender's Tranche A Credit-Linked Sub-Account in the amount of) such Lender's Applicable Percentage of each LC Disbursement made by the Fronting Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason (it being understood and agreed that each Tranche A Lender's obligations in respect of participations in Letters of Credit shall be payable solely from, and limited to, such Lender's Tranche A Credit-Linked Deposit).

     (f) Reimbursement. If the Fronting Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Fronting Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement on the date of such disbursement.

     If the Borrower fails to make such payment when due and the Borrower is not entitled to make a Borrowing in the amount of such payment, the Paying Agent shall notify each Tranche A Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof, and the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account (and debit such Lender's Tranche A Credit-Linked Sub-Account in the amount of) such Lender's Applicable Percentage of such LC Disbursement and promptly apply such amount to make payment to the Fronting Bank. Promptly following receipt by the Paying Agent of any payment from the Borrower pursuant to this subsection (f), the Paying Agent shall distribute such payment to the Fronting Bank or, to the extent that amounts have been withdrawn (and credited to each Tranche A Lender's Tranche A Credit-Linked Sub-Account in the amount of such Lender's Applicable Percentage of such deposit) from the Tranche A Credit-Linked Deposit Account to make any payment pursuant to this paragraph to reimburse the Fronting Bank, then such payment shall be deposited in the Tranche A Credit-Linked Deposit Account. Any payment made with amounts withdrawn from the Tranche A Credit-Linked Deposit Account to reimburse the Fronting Bank for any LC Disbursement constitute the funding by the respective Tranche A Lender of its participation in the related Letter of Credit and shall not constitute a Loan or relieve the Borrower of its obligation to reimburse such LC Disbursement.

     If any unreimbursed LC Disbursement resulting in a withdrawal from the Tranche A Credit-Linked Deposits Accounts as provided in the preceding paragraph shall be subsequently reimbursed other than on the last day of an Interest Period for Tranche A Credit-Linked Deposits, the Paying Agent shall invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period at the time in effect for Tranche A Credit-Linked Deposits and the Borrower shall pay to the Paying Agent, upon the Paying Agent's request therefor, the amount, if any, by which the interest accrued on a like amount of the Tranche A Credit-Linked Deposits at the LIBO Rate for such Interest Period shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of such Interest Period, as determined by the Paying Agent (such determination to be conclusive absent manifest error) and set forth in the request for payment delivered to the Borrower. In the event the Borrower shall fail to pay any amount due under this paragraph, the interest payable by the Paying Agent to the Tranche A Lenders on their Tranche A Credit-Linked Deposits under Section 2.01(d) shall be correspondingly reduced and the Tranche A Lenders shall without further act succeed, ratably in accordance with their Applicable Percentages, to the rights of the Paying Agent with respect to such amount.

     (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Neither the Paying Agent, the Tranche A Lenders nor the Fronting Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Fronting Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Fronting Bank; provided that the foregoing shall not be construed to excuse the Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Fronting Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

          (i) the Fronting Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (ii) the Fronting Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

          (iii) this sentence shall establish the standard of care to be exercised by the Fronting Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

     (h) Disbursement Procedures. The Fronting Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall promptly after such examination notify the Paying Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Fronting Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank and the Tranche A Lenders with respect to any such LC Disbursement.

     (i) Interim Interest. If the Fronting Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse (including through a Borrowing of ABR Loans) such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, as provided in Section 2.12(c). Interest accrued pursuant to this paragraph shall be for the account of the Fronting Bank, except that interest accrued on and after the date of payment from the Tranche A Credit-Linked Deposit of any Tranche A Lender to reimburse the Fronting Bank shall be for the account of such Tranche A Lender to the extent of such payment.

     (j) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Paying Agent or Tranche A Lenders holding more than 50% of the Tranche A Credit-Linked Deposits (or, if the Tranche A Lenders with Tranche A LC Exposure representing more than 50% of the total Tranche A LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for Tranche A LC Exposure pursuant to Section 2.10(b), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the Tranche A LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to
Section 2.10(b), the amount required under Section 2.10(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Paying Agent in the Collateral Account as collateral in the first instance for the Tranche A LC Exposure under this Agreement and thereafter for the payment of the other Second Lien Secured Obligations.

     SECTION 2.06. Funding of Borrowings.

     (a) Funding by Lenders. The Fronting Bank shall make each Tranche A Loan to be made by it hereunder on the date requested in the applicable Request for Loan by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Paying Agent most recently designated by it for such purpose by notice to the Fronting Bank. Each Tranche B Loan Lender shall make each Tranche B Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Paying Agent most recently designated by it for such purpose by notice to the Lenders. The Paying Agent will make Loans available to the Borrower by promptly transferring by wire transfer the amounts so received (which, in the case of Tranche A Loans, shall be by 3:00 p.m. New York City time, on the requested date of such Loan), in like funds, to a Concentration Account of the Borrower designated by the Borrower in the applicable Request for Loan; provided that Tranche A Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Paying Agent to the Fronting Bank.

     (b) Presumption by the Paying Agent. Unless the Paying Agent shall have received notice from a Tranche B Lender prior to the proposed date of any Tranche B Borrowing that such Lender will not make available to the Paying Agent such Lender's share of such Borrowing, the Paying Agent may assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Tranche B Lender has not in fact made its share of the applicable Tranche B Borrowing available to the Paying Agent, then the applicable Lender and the Borrower severally agree to pay to the Paying Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Paying Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Paying Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07. Interest Elections.

          (a) Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Request for Loan and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Request for Loan. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing (in which case in the case of Tranche B Loans, each such portion shall be allocated ratably among the Lenders), and the Loans constituting each such portion shall be considered a separate Borrowing.

          (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Paying Agent of such election by telephone by the time that a Request for Loan would be required under Section 2.04 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a written Interest Election Request substantially in the form of Exhibit H hereto and signed by the Borrower.

          (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.03(d).

          (d) Notice by the Paying Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Paying Agent shall advise each affected Lender Party of the details thereof and of such Lender Party's portion of each resulting Borrowing.

          (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Paying Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

     SECTION 2.08. Termination and Reduction of the Committed Amounts.

     (a) Scheduled Termination. Unless previously terminated: (i) the Tranche A Funding Amounts shall be reduced to zero on the Tranche A Maturity Date and (ii) the Tranche B Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date.

     (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Committed Amounts of any Class; provided that (i) each reduction of the Committed Amounts of any Class pursuant to this Section shall be in an amount that is $1,000,000 or a larger multiple of $1,000,000 (or, if less, the entire remaining aggregate amount of any Class of the Committed Amounts) and (ii) the Borrower shall not terminate or reduce the Tranche A Funding Amounts before the first anniversary of the Effective Date or if, after giving effect to any concurrent prepayment of the Tranche A Loans in accordance with Section 2.10, the total Tranche A Exposures of all of the Tranche A Lenders would exceed the total Tranche A Funding Amounts.

     (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Paying Agent of any election to terminate or reduce the Committed Amounts of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Paying Agent shall advise the affected Lender Parties of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Committed Amounts delivered by the Borrower may state that such notice is conditioned upon the issuance of securities or the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Paying Agent on or prior to the specified effective date) if such condition is not satisfied.

     (d) Effect of Termination or Reduction. Any termination or reduction of the Committed Amounts of either Class shall be permanent. Each reduction of the Committed Amounts of either Class shall be made ratably among the Lenders in accordance with their respective Committed Amounts of such Class. Upon any termination, expiration, cancellation or reduction of the Tranche A Funding Amounts, the Borrower shall pay to each Tranche A Lender a redeployment fee in an amount equal to the percentage set forth below opposite the period during which such event occurs of the amount of the reduction of such Tranche A Lender's Tranche A Funding Amount resulting from such event:

Period                                                               Fee

On or prior to the second anniversary
of the Effective Date                                                 3%

After the second anniversary of the Effective Date and on or before
the third anniversary of the Effective Date                           2%

After the third anniversary of the Effective Date and on or before
the fourth anniversary of the Effective Date                          1%

Thereafter                                                           zero


     SECTION 2.09. Repayment of Loans; Evidence of Debt.

          (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

               (i) to the Paying Agent for account of the Fronting Bank the outstanding principal amount of the Tranche A Loans on the Tranche A Maturity Date, and

               (ii) to the Paying Agent for account of the Tranche B Loan Lenders the outstanding principal amount of the Tranche B Loans on on each Tranche B Principal

          Payment Date in the aggregate principal amount equal to (x) for each of the first nineteen Tranche B Principal Payment Dates, 0.25% of the aggregate principal amount of the Tranche B Loans made on the Effective Date and (y) for the last Tranche B Principal Payment Date, the outstanding principal balance of the Tranche B Loans made on the Effective Date.

          (b) Adjustment of Amortization Schedule. Any prepayment of a Tranche B Borrowing shall be applied to reduce the subsequent scheduled repayments of the Tranche B Borrowings to be made pursuant to Section 2.09(a)(ii) ratably. To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of either Class hereunder (including, without limitation, prepayments pursuant to Section 2.10), the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Paying Agent by telephone (confirmed by telecopy) of such selection in accordance with Section 2.10(c). If the Borrower fails to make a timely selection of the Borrowing or Borrowings of any Class to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of such Class and, second, to Eurodollar Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Eurodollar Borrowing with the shortest remaining Interest Period to be repaid first); provided that if any Tranche B Lender elects to decline any prepayment made pursuant to Section 2.10(b) as provided in
     Section 2.10(b)(vi), the total amount of such prepayment made by the Borrower in accordance with Section 2.10(b)(vi), net of the amount so declined, shall be applied ratably to all of the Loans (of both Types) of all of the Tranche B Lenders that did not make such election. Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

          (d) Maintenance of Records by Lenders. The Fronting Bank and each Tranche B Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender Party resulting from each Loan made by such Lender Party, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder.

          (e) Maintenance of Records by the Paying Agent. The Paying Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor,
     (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder and (iii) the amount of any sum received by the Paying Agent hereunder for account of the Lender Party's and each Lender Party's share thereof.

          (f) Effect of Entries. The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender Party or the Paying Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (g) Promissory Notes. Any Lender Party may request that Loans of either Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender Party a promissory note payable to such Lender Party (or, if requested by such Lender Party, to such Lender Party and its registered assigns) and in substantially the same form as Exhibit J.

          (h) Funding Participations in Tranche A Loans. If the Borrower fails to pay when due (at stated maturity, by acceleration or otherwise) any principal of any Tranche A Loan, the Paying Agent shall withdraw from the Tranche A Credit-Linked Deposit Account (and debit each Tranche A Lender's Tranche A Credit-Linked Sub-Account in the amount of) such Lender's Applicable Percentage of the amount of such principal not paid when due. Promptly following receipt by the Paying Agent of any payment from the Borrower of principal of Tranche A Loans, the Paying Agent shall distribute such payment to the Fronting Bank or, to the extent that amounts have been withdrawn from the Tranche A Credit-Linked Deposit Account to make any payment pursuant to this paragraph to the Fronting Bank, then such payment shall be deposited in the Tranche A Credit-Linked Deposit Account (and credited to each Tranche A Lender's Tranche A Credit-Linked Sub-Account in the amount of such Lender's Applicable Percentage of such deposit). Any payment made with amounts withdrawn from the Tranche A Credit-Linked Deposit Account to pay the Fronting Bank for any defaulted principal payment shall constitute the funding by the respective Tranche A Lender of its participation in the related Tranche A Loan and shall not constitute a new Loan or relieve the Borrower of its obligation to pay such principal.

     SECTION 2.10. Prepayment of Loans.

     (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part subject to the requirements of this Section 2.10, provided that no such prepayment of any Tranche B Loan may be made before the first anniversary of the Effective Date. In the case of the prepayment to any Tranche B Lender of any Tranche B Loan, the Borrower shall pay to such Tranche B Lender at the time of such prepayment, in addition to the principal amount so prepaid, interest thereon and all other amounts payable hereunder in connection therewith, a prepayment fee in an amount equal to the percentage set forth below opposite the period during which such prepayment occurs of the amount of such prepayment:

Period                                                                     Fee

At any time on or prior to the second anniversary of the Effective
Date                                                                        3%

After the second anniversary of the Effective Date and on or before
the third anniversary of the Effective Date                                 2%

After the third anniversary of the Effective Date and on or before
the fourth anniversary of the Effective Date                                1%

Thereafter                                                                 zero

          (b) Mandatory Prepayments. The Borrower will prepay the Tranche B Loans as follows:

               (i) Casualty Events. Upon the date 180 days following the receipt by the Parent Guarantor or any of its Included Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Parent Guarantor or any of its Subsidiaries (or upon such earlier date as the Parent Guarantor or such Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Tranche B Loans in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property, such prepayment to be effected in each case in the manner and to the extent specified in clauses (vi) and
          (vii) of this paragraph; provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (i) if

                    (A) such insurance, condemnation award or other compensation result from a Casualty Event affecting any of the Principal Facilities, and

                    (B) the Borrower has commenced and is continuing the repair or replacement of such manufacturing plant on the date falling 360 days after receipt of such insurance, condemnation award or other compensation.

               (ii) Equity Issuance. Upon any Equity Issuance, the Borrower shall prepay the Tranche B Loans in an aggregate amount equal to 25% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in clauses (vi) and (vii) of this paragraph.

               (iii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to
          Section 7.03 to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all such prior Dispositions (in each case including, for avoidance of doubt, Properties Designated for
          Sale) as to which a prepayment has not yet been made under this paragraph, shall exceed $1,000,000 then, on the same day the Current Disposition occurs, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Paying Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Tranche B Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment to be effected in each case in the manner and to the extent specified in clauses (vi) and (vii) of this paragraph, provided that, notwithstanding the foregoing, (x) the Borrower shall not be required to make a prepayment under this clause (iv) in any Fiscal Year except to the extent that the aggregate amount of such required prepayments exceeds $500,000 in such Fiscal Year and (y) the Borrower shall not be required to make a prepayment under this clause (iii) to the extent that

                    (A) the Borrower advises the Paying Agent at the time of the relevant Disposition that it intends to use such Net Available Proceeds to reinvest the proceeds thereof into the business of the Parent Guarantor or any of its Subsidiaries,

                    (B) such Net Available Proceeds are in fact so applied to
               such reinvestment within 180 days of such Disposition (it being understood that Net Available Proceeds shall be deemed to be utilized in the same order in which such Dispositions occurred and, accordingly, any such Net Available Proceeds not so applied to such reinvestment for more than 180 days shall be forthwith applied to the prepayment of Tranche B Loans as provided above), and

                    (C) the amount of such Net Proceeds applied to such
               reinvestments does not exceed $10,000,000 in any Fiscal Year.

               (iv) Debt Incurrence. Upon any Debt Incurrence, the Borrower shall prepay the Tranche B Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in clauses (vi) and (vii) of this paragraph.

               (v) Change in Control. Upon any Change in Control, the Borrower shall prepay the Tranche B Loans in full, such prepayment to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

               (vi) Application. Prepayments made pursuant to this paragraph (b) shall be applied ratably to the Tranche B Loans, provided that any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the relevant prepayment date, to decline all (but not less than all) of any such mandatory prepayment of its Tranche B Loans pursuant to this paragraph, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Loans but was so declined may, subject to the First Lien Credit Agreement, be used by the Borrower for any purpose not prohibited hereby.

               (vii) Prepayments Subject to First Lien Credit Agreement. Notwithstanding anything to the contrary contained in this Section 2.10(b), the amount of any prepayment required under this Section 2.10(b) by reason of any Casualty Event, Equity Issuance, Disposition or Debt Incurrence shall be reduced by the aggregate principal amount of the loans prepaid, and the aggregate amount of cash cover provided for letters of credit, under Section 2.01(b) of the First Lien Credit Agreement by reason of such event except to the extent that (i) at any time after such prepayment or providing of cash cover under the First Lien Credit Agreement, the Borrower is or was entitled to borrow loans under the First Lien Credit Agreement or obtain the release of such cash cover in an aggregate amount of at least $3,000,000 (or, if less, the Accumulated Shortfall (as defined below)), (ii) in the case of an Equity Issuance, the Borrower is or was entitled under Section 2.10(b)(ii) of the First Lien Credit Agreement to offer (but did not offer) Net Available Proceeds thereof for application under Section 2.10(b)(ii) hereof or (iii) in the case of a Casualty Event or Disposition, the Borrower is or was entitled under Section 2.10(b)(vii)
          of the First Lien Credit Agreement to offer (but did not offer) Net Available Proceeds thereof for application under Section 2.10(b)(i) or 2.10(b)(iii) hereof. The accumulated amount that the Borrower would have been required to apply to the prepayment of the Tranche B Loans under this Section 2.10(b) but for this paragraph (vii) is referred to herein as the "Accumulated Shortfall". The amount of the Accumulated Shortfall shall be reduced from time to time by the amount of each such prepayment subsequently made (including, solely for purposes of such calculation, any portion of any such prepayment that the Tranche B Lenders decline to accept pursuant to Section 2.10(b)(vi)). The Borrower shall not borrow under the First Lien Credit Agreement at any time the Accumulated Shortfall is greater than zero unless the proceeds of such borrowing are applied to reduce the Accumulated Shortfall.

          (c) Notices, Etc. The Borrower shall notify the Paying Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, under Section 2.10(a), not later than 11:00 a.m. New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of any Borrowing under
     Section 2.10(b), not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing under Section 2.10(a), not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Committed Amounts as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Paying Agent shall advise the relevant Lender Parties of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.03, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

     SECTION 2.11. Fees.

     (a) The Borrower agrees to pay to the Paying Agent for the account of each Tranche A Lender a fee, accruing (subject to Section 2.12(c)) at the rate of 5.875% (plus, for any day falling on or after May 2, 2005, the Applicable Adjustment, if any, for such day) per annum, on the daily amount of the Tranche A Credit-Linked Deposit of such Tranche A Lender during the period from and including the date hereof to but excluding the date on which each of the Tranche A Funding Amounts of all of the Tranche A Lenders and the Tranche A LC

Exposure have been reduced to zero. In addition, the Borrower agrees to pay to the Paying Agent for the account of each Tranche A Lender an additional amount, accruing at the rate of 0.10% per annum, on the daily amount of the Tranche A Credit-Linked Deposit of such Tranche A Lender during the period from and including the date hereof to but excluding the date on which each of the Tranche A Funding Amounts of all of the Tranche A Lenders and the Tranche A LC Exposure have been reduced to zero. Fees and other amounts under this paragraph accrued to but excluding each Quarterly Date shall be payable on such Quarterly Date, and on the date on which each of the Tranche A Funding Amounts of all of the Tranche A Lenders and the Tranche A LC Exposure have been reduced to zero. All fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay to the Fronting Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Fronting Bank, on the average daily amount of the Tranche A LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the date on which each of the Tranche A Funding Amounts of all of the Tranche A Lenders and the Tranche A LC Exposure have been reduced to zero, as well as the Fronting Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Fronting fees accrued to but excluding each Quarterly Date shall be payable on such Quarterly Date; provided that all such accrued fees shall be payable on the date on which the Tranche A Funding Amounts of all of the Lenders are reduced to zero and any such fees accruing after the such date shall be payable on demand. Any other fees payable to the Fronting Bank pursuant to this paragraph shall be payable within 10 days after demand. All fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, the Collateral Agent and the Paying Agent, for their own respective accounts, fees payable in the amounts and at the times separately agreed upon between the Borrower and each of the Administrative Agent, the Collateral Agent and the Paying Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Paying Agent (or to the Fronting Bank, in the case of fees payable to it) for distribution, in the case of fees payable under Section 2.11(a), to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     SECTION 2.12. Interest.

     (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

     (c) Default Interest. Notwithstanding the foregoing, if all or a portion of
(i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable by any Obligor hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (x) in the case of a Tranche B Loan, such overdue amount shall bear interest at a rate per annum which is, in the case of overdue principal or interest, the rate that would otherwise be applicable to such Loan plus 2% or, in the case of overdue fees or other amounts, the Alternate Base Rate plus Applicable Margin for Tranche B ABR Loans plus 2% and (y) in the case of a Tranche A Loan, the rate of the fees payable by the Borrower to the Tranche A Lenders pursuant to the first sentence of Section 2.11 shall be increased to 7.875% per annum, in each case from the date of such non-payment until such amount is paid in full (both before and after judgment). In addition, upon the occurrence and during the continuance of any other Event of Default (other than an Event of Default described in the immediately preceding sentence), the Required Lenders may elect that (1) in the case of a Tranche B Loan, the principal of and, to the extent permitted by law, due, owing and unpaid interest on such Loans and any other amounts owing or accruing hereunder (other than the fees referred to in clause (2) below) or under the other Loan Documents shall bear interest, in the case of overdue principal of or interest on any Loan, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided above or, in the case of any other amount, 2% plus the rate applicable to Tranche B ABR Loans as provided in paragraph (a) of this Section and (2) in the case of a Tranche A Loan, the rate of the fees payable by the Borrower to the Tranche A Lenders pursuant to the first sentence of Section 2.11 shall be increased to 7.875%, in each case from the date the Required Lenders shall so elect until such Event of Default has been cured or waived by the Required Lenders (provided that accrual at the rate provided for hereunder shall commence automatically upon the occurrence of an Event of Default of the type described in clauses (l) or (m) of Article VIII), after as well as before judgment. In the event the Borrower shall fail to pay any fees due to the Fronting Bank under this Section in respect of Tranche A Loans, the interest payable by the Paying Agent to the Tranche A Lenders on their Tranche A Credit-Linked Deposits under Section 2.01(d) shall be correspondingly reduced and the Tranche A Lenders shall without further act succeed, ratably in accordance with their Applicable Percentages, to the rights of the Fronting Bank with respect to such unpaid interest.

     (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Tranche A Loans, upon termination of the Tranche A Funding Amounts; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Tranche A Loan that is an ABR Loan prior to the Tranche A Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion. Interest on Tranche A Loans accrued pursuant to this Section shall be for the account of the Fronting Bank, except that interest accrued on and after the date of payment from the Tranche A Credit-Linked Deposit of any Tranche A Lender to fund such Tranche A Lender's participation in Tranche A Loans pursuant to Section 2.09(h) shall be for the account of such Tranche A Lender to the extent such interest relates to the defaulted principal of the Tranche A Loans resulting in such payment.

     (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR Loans based on the Prime Rate) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing or the Tranche A Credit-Linked
Deposits:

          (a) the Paying Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) if such Borrowing is of a particular Class of Loans, the Paying Agent is advised by the Required Lenders of such Class or (in the case of Tranche A Loans) the Fronting Bank that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders or (in the case of Tranche A Loans) the Fronting Bank of making or maintaining their respective Loans included in such Borrowing or the Tranche A Credit-Linked Deposits, as the case may be, for such Interest Period;

then the Paying Agent shall give notice thereof to the Borrower and the Lender Parties by telephone or telecopy as promptly as practicable thereafter and, until the Paying Agent notifies the Borrower and the Lender Parties that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing (ii) if any Request for Loan requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing, and (iii) the Tranche A Credit-Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules and practices on interbank compensation.

          SECTION 2.14. Increased Costs.

          (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), the Paying Agent or the Fronting Bank or any Tranche A Credit-Linked Deposit, the Tranche A Credit-Linked Deposit Account or any Tranche A Credit-Linked Sub-Account, or

          (ii) impose on any Lender, the Paying Agent or the Fronting Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or any Tranche A Credit-Linked Deposit, the Tranche A Credit-Linked Deposit Account or any Tranche A Credit-Linked Sub-Account;

and the result of any of the foregoing shall be to increase the cost to any Lender or the Fronting Bank of making or maintaining its Tranche A Credit-Linked Deposit or any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Paying Agent or the Fronting Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Paying Agent or the Fronting Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Paying Agent or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Paying Agent or the Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or the Fronting Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Tranche A Credit-Linked Deposit or the Tranche A Credit-Linked Sub-Account of such Lender, or the Letters of Credit issued or Loans made by the Fronting Bank, to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

     (c) Certificates from Lenders. A certificate of a Lender or the Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or the Fronting Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or the Fronting Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Fronting Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Fronting Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Fronting Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

     (e) Application to Taxes. Notwithstanding anything to the contrary in this
Section 2.14, this Section 2.14 shall not apply to Taxes which shall be governed exclusively by Section 2.16 hereof.

     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or the reduction of any Tranche A Credit-Linked Deposit other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or (e) the revocation of any notice of prepayment pursuant to Section 2.10(c), then, in any such event, the Borrower shall compensate each applicable Lender, the Fronting Bank, or the Paying Agent, as applicable, for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or a Tranche A Credit-Linked Deposit, such loss, cost or expense to any applicable Lender, the Fronting Bank or the Paying Agent may, at the option of such party, be deemed to include an amount determined by such Lender, the Fronting Bank or the Paying Agent, as the case may be, to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan or on such Tranche A Credit-Linked Deposit had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan or such Tranche A Credit-Linked Deposit, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender Party or the Fronting Bank, as the case may be, would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender Party setting forth any amount or amounts that such Lender Party is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. In the event the Borrower shall fail to pay any amount due to the Fronting Bank under this Section, the interest payable by the Paying Agent to the Tranche A Lenders on their Tranche A Credit-Linked Deposits under Section 2.01(d) shall be correspondingly reduced and the Tranche A Lenders shall without further act succeed, ratably in accordance with their Applicable Percentages, to the rights of the Fronting Bank respect to such amount.

     SECTION 2.16. Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Paying Agent, Lender or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (b) Tranche A Credit-Linked Deposits. The Borrower shall indemnify each Tranche A Lender, within 10 days after written demand therefor, for the full amount of any

Indemnified Taxes or Other Taxes withheld by the Paying Agent with respect to any and all payments of interest on the Tranche A Credit-Linked Deposits to the Tranche A Lenders (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent, the Paying Agent, the Collateral Agent, such Lender or the Fronting Bank, as the case may be, will use reasonable efforts to cooperate with the Borrower (at the Borrower's expense) to obtain a refund of such Taxes or Other Taxes (in cash or as an offset against another existing tax liability), the benefit of which refund shall be returned to the Borrower to the extent provided in Section 2.16(f). The Paying Agent agrees to promptly notify the Borrower of any claim under this Section 2.16(b) of which it becomes aware; provided that any failure to provide such notice shall in no way impair the rights of such party to demand and receive compensation under this Section 2.16(b). A certificate as to the amount of such payment or liability delivered to the Borrower by a Tranche A Lender, or by the Paying Agent on behalf of the applicable Lender, shall be conclusive absent manifest error.

     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Paying Agent, the Collateral Agent, each Lender and the Fronting Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, the Paying Agent, the Collateral Agent, such Lender or the Fronting Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent, the Paying Agent, the Collateral Agent, such Lender or the Fronting Bank, as the case may be, will use reasonable efforts to cooperate with the Borrower (at the Borrower's expense) to obtain a refund of such Taxes or Other Taxes (in cash or as an offset against another existing tax liability), the benefit of which refund shall be returned to the Borrower to the extent provided in Section 2.16(f). The Administrative Agent, the Paying Agent, the Collateral Agent, each Lender and the Fronting Bank agree to promptly notify the Borrower of any claim under this Section 2.16(c) of which they become aware; provided that any failure to provide such notice shall in no way impair the rights of such party to demand and receive compensation under this Section 2.16(c). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Fronting Bank, or by the Paying Agent on its own behalf or on behalf of a Lender or the Fronting Bank, or by the Collateral Agent, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Paying Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Paying Agent.

     (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of any withholding tax that is an Indemnified Tax, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Paying Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, each Foreign Lender agrees that from time to time, when a lapse in time or change in circumstances renders the previous documentation obsolete or inaccurate in any material respect, it will, to the extent legally able to do so (but only upon request of the Borrower, unless such event relates solely to changed circumstances relating solely to such Foreign Lender), deliver to the Borrower such properly completed and executed documentation prescribed by applicable law as will permit such payments to be continued to be made without withholding or at a reduced rate, or notify the Borrower and the Paying Agent that it is unable to do so. The foregoing obligations under this Section 2.16(e) shall also apply to any Tranche A Lender with respect to Section 2.16(b) as if the Paying Agent were the Borrower for such purpose.

     (f) Treatment of Certain Refunds. If the Paying Agent or a Lender (or an assignee) determines in its sole discretion that it has actually received the benefit of a refund (in cash or as an offset against another existing tax liability) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Paying Agent or such Lender (or assignee) as determined in the Paying Agent's or such Lender's reasonable discretion and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower upon the request of the Paying Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower to the Paying Agent or such Lender (or assignee) in the event that the Paying Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.16(f) shall require the Paying Agent or any Lender (or assignee) to make available its tax returns to Borrower or any other person. For avoidance of doubt, nothing in this Section 2.16(f) is intended to, nor shall anything in this Section 2.16(f) be construed to, require the Paying Agent or any Lender to alter or supplement any policy, procedure or system with respect to the identification, tracking and allocation of tax refunds and neither the Paying Agent nor any Lender shall have any liability to the Borrower or any Guarantor by reason of its non-identification of any such refund.

     SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

     (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Paying Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Paying Agent at its offices at 11 Madison Avenue, New York, New York, 10010 except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Fronting Bank as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03, which shall be made directly to the Persons entitled thereto. The Paying Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient (or will deposit such payments in the Tranche A Credit-Linked Deposit Account, as applicable) promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

     (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Paying Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Tranche B Borrowing shall be made from the Tranche B Lenders, each payment of fees under Section 2.11(a) shall be made for account of the Tranche B Lenders, and each termination or reduction of the amount of the Tranche A Funding Amounts or Tranche B Commitments under Section 2.08 shall be applied to the respective Tranche A Funding Amounts or Tranche B Loan Commitments of the relevant Lenders, pro rata according to the amounts of their respective Committed Amounts or Tranche A Credit-Linked Deposits, as applicable; (ii) each Tranche B Borrowing shall be allocated pro rata among the Tranche B Lenders according to the amounts of their respective Tranche B Loan Commitments (in the case of the making of Loans) or their respective Tranche B Loans that are to be included in such Borrowing (in the case of conversions and continuations of Tranche B Loans); (iii) each payment or prepayment of principal of Tranche B Loans by the Borrower shall be made for account of the Tranche B Lenders pro rata in accordance with the respective unpaid principal amounts of the Tranche B Loans held by them; and (iv) each payment of interest on Tranche B Loans by the Borrower shall be made for account of the Tranche B Lenders pro rata in accordance with the amounts of interest on such Tranche B Loans then due and payable to the Tranche B Lenders.

     (d) Sharing of Payments by Lenders. If any Lender Party shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender Party receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender Party, then the Lender Party receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lender Parties to the extent necessary so that the benefit of all such payments shall be shared by the Lender Parties ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Guarantor or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender Party acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender Party were a direct creditor of such Obligor in the amount of such participation.

     (e) Presumptions of Payment. Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Paying Agent for account of the Lenders or the Fronting Bank hereunder that the Borrower will not make such payment, the Paying Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Fronting Bank, as the case may be (or, to the extent provided herein, deposit in the Tranche A Credit-Linked Deposit Account) the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Fronting Bank, as the case may be, severally agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Lender or the Fronting Bank (or, if such amount shall have been deposited in the Tranche A Credit-Linked Deposit Account, each Tranche A Lender authorizes the Paying Agent to withdraw such amount from the Tranche A Credit-Linked Deposit Account), and to pay interest thereon, for each day from and including the date such amount is distributed to it or deposited in the Tranche A Credit-Linked Deposit Account and credited to its Tranche A Credit-Linked Sub-Account to but excluding the date of payment to or recovery by the Paying Agent, at the Federal Funds Effective Rate.

     (f) Certain Deductions by the Paying Agent. If any Lender Party shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(e), then the Paying Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Paying Agent for account of such Lender Party to satisfy such Lender Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender Party requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender Party or any Governmental Authority for account of any Lender Party pursuant to Section 2.16, then such Lender Party shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates (or, in the case of Section 2.16(b), change the composition of the underlying obligations or securities in which the Tranche A Credit-Linked Deposits are invested), if, in the judgment of such Lender Party, such designation, assignment or change (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender Party in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document requested by the Borrower which requires the consent of all of the Lenders, all of the Tranche A Lenders or all of the Tranche B Lenders to become effective (and which is approved by at least the Required Lenders or the Required Lenders of the applicable Class, as the case may be), then the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender and the Paying Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee reasonably acceptable to the Borrower, such acceptance not to be unreasonably withheld or delayed, that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Paying Agent (and, if a Tranche A Funding Amount is being assigned, the Fronting Bank), which consent or consents, as the case may be, shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, unreimbursed LC Disbursements owing to it and its Tranche A Credit-Linked Deposit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (iv) such assignment shall not conflict with any law, rule, or regulation or order of any court or other Governmental Authority having jurisdiction. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Paying Agent a duly completed Assignment and Acceptance reflecting such replacement within five Business Days of the date on which the replacement Lender executes and delivers such Assignment and Acceptance to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                                    GUARANTEE

     SECTION 3.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender Party, the Administrative Agent, the Paying Agent, the Collateral Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lender Parties to the Borrower and all other amounts from time to time owing to the Lender Parties, the Administrative Agent, the Paying Agent, or the Collateral Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of any Obligor to any Agent, any Lender Party or the Arranger (or any Affiliate of any Agent, any Lender Party or the Arranger) in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     For purposes hereof, it is understood that any Guaranteed Obligations to any Person arising under an agreement entered into at a time such Person (or an Affiliate thereof) is party hereto as a Lender Party or Agent shall continue to constitute Guaranteed Obligations, notwithstanding that such Person (or its Affiliate) has ceased to be a Lender Party or Agent hereto (by assigning all of its Committed Amounts, Tranche A Exposure, Tranche B Loans and other interests herein or otherwise) at the time a claim is to be made in respect of such Guaranteed Obligations.

     SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien or security interest granted to, or in favor of, the Collateral Agent, the Administrative Agent, the Paying Agent or any Lender Party or Lender Parties as security for any of the Guaranteed Obligations shall fail to be perfected; or

          (v) any amount of Guaranteed Obligations shall not be allowed as a post-petition claim in any case of which the Borrower or any of its properties is the subject under any bankruptcy, insolvency, receivership or similar law.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Paying Agent, the Collateral Agent or any Lender Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent, the Paying Agent, the Collateral Agent and each Lender Party on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent, the Paying Agent, the Collateral Agent or such Lender Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and termination of the Committed Amounts of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

     SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lender Parties, the obligations of the Borrower under this

Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

     SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender Party, the Collateral Agent, the Paying Agent or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R ss. 3213.

     SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

     SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender Party, the Administrative Agent, the Paying Agent, the Collateral Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     SECTION 3.10. No Reliance. Each Guarantor represents and warrants that, in executing and delivering this Agreement, such Guarantor has (a) without reliance on any Lender or any Agent, or on any information received from any Lender or any Agent, and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower's business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (b) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (c) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (d) not relied and will not rely upon any representations or warranties of any Lender, the Arranger or any Agent or any acts heretofore or hereafter taken by any Lender, the Arranger or any Agent (including but not limited to any review by any Lender, the Arranger or any Agent of the affairs of the Borrower).

     SECTION 3.11. Release of Subsidiary Guarantors. The obligations of a Subsidiary Guarantor under this Agreement and the other Loan Documents shall be automatically released upon any sale or disposition of such Subsidiary Guarantor (whether by way of sale of capital stock or assets, lease, transfer, merger, consolidation or otherwise) to any Person other than the Parent Guarantor or a Subsidiary in a transaction that complies with Section 7.03 and, upon request of the Borrower, the Paying Agent shall, at the Borrower's expense, execute and deliver such instruments and releases as may be reasonably necessary in order to evidence the release of such Subsidiary Guarantor under the Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Each of the Borrower and the Parent Guarantor represents and warrants to the Lenders that:

     SECTION 4.01. Organization; Powers. Each of the Parent Guarantor and its Included Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's power and authority and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent Guarantor or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Loan Documents and the First Lien Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Parent Guarantor or any of its Subsidiaries, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.04. Financial Condition; No Material Adverse Change.

     (a) Financial Condition. The Projections are a good faith presentation of the information contained therein and based on reasonable assumptions and estimates.

     (b) No Material Adverse Change. Since January 30, 2005, except for: (i) the Disclosed Matters; (ii) the results or outcome of the investigation by the Special Committee of the Board of Directors of the Parent Guarantor ongoing on the date hereof concerning certain matters described in the Parent Guarantor's Form 8-K dated October 8, 2004; and (iii) any action, suit, proceeding, inquiry or investigation or any action of a Governmental Authority concerning the matters referred to in clause (ii) or the historical financial statements of the Parent

Guarantor and its Consolidated Subsidiaries, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent Guarantor and its Included Subsidiaries, taken as a whole.

     SECTION 4.05. Properties.

     (a) Property Generally. Each of the Parent Guarantor and its Included Subsidiaries has good title to, or valid leasehold interests in (other than with respect to the leased properties located at 3167 Peachtree Road, Atlanta, GA, 125 South Main Street, Memphis, TN and 1025A Providence Road, Charlotte, NC), all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Intellectual Property. Each of the Parent Guarantor and its Included Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Guarantor and its Included Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.06. Litigation.

     (a) Actions, Suits and Proceedings. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower or the Parent Guarantor, threatened against or affecting the Parent Guarantor or any of its Included Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than any present or future actions, suits, investigations, proceedings or governmental actions encompassed by the exceptions set forth in
Section 4.04(b)) or (ii) that involve this Agreement or the Transactions.

     (b) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters (other than those identified with an "*" on Schedule IV) that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 4.07. Environmental Matters.

     (a) Neither the Parent Guarantor nor any of its Subsidiaries (i) currently has any Environmental Liability which would reasonably be expected to have a Material Adverse Effect, (ii) has received notice that it is in non-compliance with or has a liability or potential liability under any Environmental Laws (except for any non-compliance or other Environmental Liabilities which would not reasonably be expected to have a Material Adverse Effect) or (iii) or has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and none of the Real Property or assets of the Parent Guarantor or any of its Subsidiaries located in the United States and owned, leased or operated by the Parent Guarantor or any of its Subsidiaries has been identified on the current or, to the Borrower's and the Parent Guarantor's actual knowledge any proposed, (x) National Priorities List under 40 C.F.R. Section 300, (y) CERCLIS list or (z) any similar list arising from a state statute similar to CERCLA.

     (b) Except as set forth in Schedule V, no Hazardous Materials have been arranged for disposal, generated, stored, disposed of, managed, Released or otherwise handled at, or shipped or transported to or from any of the Real Property of the Parent Guarantor or any of its Subsidiaries or are otherwise present at, on, in or under any of the Real Property, or to the best of the Borrower's and the Parent Guarantor's actual knowledge, at or from any adjacent site or facility in a manner that would reasonably be expected to affect the Real Property of the Parent Guarantor or any of its Subsidiaries, except for (i) Hazardous Materials, such as cleaning chemicals, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with Environmental Laws or (ii) any such disposal, generation, storage, arrangement for disposal, disposal, management, Release, handling, shipment, transport or presence that would not reasonably be expected to have a Material Adverse Effect.

     (c) Each of the Parent Guarantor and its Subsidiaries (i) are in compliance with all applicable Environmental Laws in connection with the operation of its respective facilities, businesses and other assets and properties, and there are no unresolved notices of violation or non-compliance with respect thereto, and
(ii) have obtained and maintain in full force and effect all material permits, licenses, certificates and approvals required for their respective facilities and operations under any Environmental Laws and comply with all such permits, licenses, certificates and approvals, except in the case of (i) and (ii) above for any non-compliance or failure to obtain or maintain in full force and effect that would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08. Compliance with Laws and Agreements. Except as to matters covered by Section 4.07 (which shall be governed by such Section), each of the Parent Guarantor and its Included Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (i) with respect to periodic filings required to be made by the Parent Guarantor with the Securities and Exchange Commission on or prior to the Restatement Date, (ii) with respect to the Disclosed Matters and (iii) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 4.09. Investment and Holding Company Status. Neither the Parent Guarantor nor any of its Included Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 4.10. Taxes. Each of the Parent Guarantor and its Included Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than an amount that would have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would have a Material Adverse Effect.

     SECTION 4.12. Disclosure. As of the Effective Date, the Borrower and the Parent Guarantor have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its respective Included Subsidiaries are subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, the written reports, financial statements, certificates and other written information furnished by or on behalf of the Obligors to the Lenders on or prior to the Effective Date in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished on or prior to the Effective Date), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, the Borrower and the Parent Guarantor represent only that such information was prepared in good faith and based upon assumptions believed to be reasonable at the time, (b) the Borrower and the Parent Guarantor make no representation or warranty, as to any financial information pertaining to dates or periods falling prior to its Fiscal Year ending 2006 and (c) the Borrower and the Parent Guarantor make no representation or warranty as to any financial information for any period of Fiscal Year 2006 delivered prior to the Restatement Date except as set forth in Section 6.01.

     SECTION 4.13. Use of Credit. Neither the Parent Guarantor nor any of its Included Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

     SECTION 4.14. Material Agreements and Liens.

     (a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Parent Guarantor or any of its Included Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

     (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and covering any property of the Parent Guarantor or any of its Included Subsidiaries and the property covered by each such Lien is correctly summarized in Part B of Schedule II.

     SECTION 4.15. Montana Mills. Montana Mills and all of its Subsidiaries are Inactive Companies.

     SECTION 4.16. Subsidiaries and Investments.

     (a) Subsidiaries. Set forth in Part A of Schedule VI is a complete and correct list of all of the Subsidiaries of the Parent Guarantor as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule VI, (x) the Parent Guarantor and each of its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents or otherwise permitted pursuant to Section 7.02), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VI, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

     (b) Investments. Set forth in Part B of Schedule VI is a complete and correct list of each Investments (other than Investments disclosed in Part A of Schedule VI and other than Investments of the types referred to in clauses (b),
(c), (d), (e), (f), (g) and (m) of Section 7.05) held by the Parent Guarantor or any of its Included Subsidiaries in any Person on the date hereof (other than Investments, the aggregate outstanding amount of which do not exceed $100,000) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI, each of the Parent Guarantor and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents or otherwise permitted pursuant to Section 7.02), all such Investments.

     (c) Restrictions on Included Subsidiaries. Except as disclosed on Schedule III, none of the Included Subsidiaries of the Parent Guarantor is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.08.

     SECTION 4.17. Real Property. Set forth on Schedule VII is a true, correct and complete list, as of the date hereof, of all of the owned and leased real property interests held by each Obligor ("Real Property"), indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. Except as set forth on Schedule VII hereto, each Obligor has good, sufficient and legal title to all of the owned Collateral (as defined in the Security Agreement) (and any other material properties and assets, if any) indicated on such Schedule as being owned by it and will have good, sufficient and legal title of all after-acquired Collateral (as defined in the Security Agreement) (and any other after-acquired material properties and assets, if any), in each case, free and clear of all Liens except for the Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for its intended purposes. Each Obligor has valid leasehold interests in the real property and personal property leased by such Obligor (other than with respect to the leased properties located at 3167 Peachtree Road, Atlanta, GA, 125 South Main Street, Memphis, TN and 1025A Providence Road, Charlotte,
NC), subject to Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for its intended purposes. The Collateral Agent has, as of the Effective Date, a valid, and upon the filing or other recordation of Uniform Commercial Code financing statements and other documents delivered by the Obligors to the Collateral Agent on the Effective Date, perfected Liens on the Collateral, subject only to Permitted Encumbrances (provided, (x) solely with respect to Copyrights and Patents (as such terms are defined in the Security Agreement), of and to the extent that such priority and perfection may be achieved by the filing of Uniform Commercial Code financing statements and appropriate documents with the United States Copyright Office and the United States Patent and Trademark Office, (y) solely with respect to real property, to the extent that such priority and perfection is achieved by delivering and recording a Mortgage in the appropriate county filing office and (z) solely with respect to fixtures, to the extent that such fixtures are affixed to real property covered by a duly recorded Mortgage or duly filed Uniform Commercial Code fixture filing), securing the payment of the Second Lien Secured Obligations, and such Liens are entitled to all of the rights, priorities and benefits afforded by the Uniform Commercial Code or other applicable law as enacted in any relevant jurisdiction which relates to perfected Liens. For avoidance of doubt, the proviso contained in the immediately preceding sentence does not limit any representation or warranty made in any Mortgage. No Mortgage encumbers any portion of Real Property which is located in an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except as set forth on Schedule VII.

     SECTION 4.18. Solvency. As of the date hereof, after giving effect on a pro forma basis to the extensions of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all properties of the Parent Guarantor and its Included Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six to eighteen months, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the properties in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Parent Guarantor and its Included Subsidiaries, (ii) the Parent Guarantor and its Included Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Parent Guarantor and its

Included Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

     SECTION 4.19. Labor Matters. Except as set forth on Schedule VIII, (a) neither the Parent Guarantor nor any of its Included Subsidiaries is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Parent Guarantor or any of its Included Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Parent Guarantor or any of its Included Subsidiaries and (c) there are no strikes, slowdowns or work stoppages pending or, to the knowledge of the Parent Guarantor or any of its Included Subsidiaries, threatened between the Parent Guarantor or any of its Included Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule VIII, neither the Parent Guarantor nor any of its Included Subsidiaries is subject to an employment contract.

                                    ARTICLE V

                                   CONDITIONS

     SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Paying Agent shall have received each of the following documents, each of which shall be satisfactory to the Paying Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Paying Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Opinions of Counsel to the Obligors. Favorable written opinions (addressed to the Agents and the Lenders and dated the Effective Date) of Cahill Gordon & Reindel LLP, special New York counsel to the Obligors; Frank Murphy, general counsel of the Borrower; Kilpatrick Stockton, LLP, special North Carolina and intellectual property counsel to the Obligors; Taylor Law Offices, P.C., special Illinois counsel to the Obligors; Allman Spry Leggett & Crumpler, P.A., special North Carolina real estate counsel to the Obligors; Stites & Harbison PLLC, special Kentucky counsel to the Obligors; and Andrews Kurth LLP, special Texas counsel to the Obligors.

          (c) Corporate Documents. Such documents and certificates as the Paying Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Paying Agent and its counsel.

          (d) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, (i) confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02 and (ii) as to the matters set forth in Section 4.18.

          (e) Security Agreement. The Security Agreement, duly executed and delivered by each Obligor and the Collateral Agent and the certificates identified under the name of such Obligor in Annex 3 thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including delivering to the Collateral Agent, for filing, appropriately completed copies of Uniform Commercial Code financing statements and taking any necessary action in connection therewith) as the Collateral Agent shall have reasonably requested in order to perfect the security interests created pursuant to the Security Agreement.

          (f) Control Agreements. The Concentration Account Control Agreements, each duly executed and delivered by the Shared Lien Collateral Agent and the applicable Concentration Account Bank with respect to a Concentration Account.

          (g) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Paying Agent:

               (i) one or more Mortgages covering the Principal Facilities, in each case duly executed and delivered by the Borrower in recordable form (in such number of copies as the Paying Agent shall have reasonably requested);

               (ii) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies reasonably satisfactory to the Paying Agent (the "Title Companies"), insuring the validity and priority of the Liens created under the Mortgages covering the Principal Facilities for and in amounts equal to at least one hundred fifteen percent (115%) of the appraised value of each of the Principal Facilities, subject only to such exceptions as are reasonably satisfactory to the Paying Agent and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

               (iii) as-built surveys of recent date of each of the Principal Facilities, other than those Principal Facilities located at 1814 Ivy Avenue, Winston-Salem, NC and 3190 Center Park Boulevard, Winston-Salem, NC, showing such matters as may be required by the Paying Agent, which surveys shall be in form and content reasonably acceptable to the Paying Agent, shall be certified to the Paying Agent, the Collateral Agent and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Paying Agent; and

               (iv) certified copies of permanent and unconditional certificates of occupancy (other than for the Principal Facility located at 1814 Ivy Avenue,

          Winston-Salem, NC) permitting the fully functioning operation and occupancy of such Principal Facility and of such other permits necessary for the use and operation of such Principal Facility issued by the respective governmental authorities having jurisdiction over such Principal Facility.

         In addition, the Borrower shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages and Uniform Commercial Code fixture filings, if applicable, in the appropriate county land offices.

          (h) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Parent Guarantor pursuant to
     Section 6.05(a) and the designation of the Shared Lien Collateral Agent as the loss payee or additional named insured thereunder. In addition, the Borrower shall have delivered a certificate of the president, a vice-president, or a Financial Officer of the Borrower stating that the insurance described in the certificates referred to in the preceding sentence is in full force and effect and that all premiums then due and payable thereon have been paid. (i) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) outstanding under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the Existing Credit Agreement shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Required Lenders shall have been made).

          (j) Intercreditor Agreement. The Intercreditor Agreement, duly executed and delivered by each Obligor, the Paying Agent, the Collateral Agent, the Paying Agent, WFF, as collateral agent under the First Lien Loan Documents, and CSFB, as administrative agent under the First Lien Loan Documents.

          (k) First Lien Loan Documents. Evidence that the First Lien Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Paying Agent, and evidence that the "Effective Date" (as defined in the First Lien Credit Agreement) will occur on the Effective Date.

          (l) Due Diligence. Reports from (i) Keen & Shotenstein with respect to the components of the Collateral, and (ii) an environmental site assessment (commonly known as a "Phase I") of the Principal Facility located at 1814 Ivy Avenue, Winston-Salem, NC performed by a qualified environmental assessment firm reasonably acceptable to the Paying Agent.

          (m) Certain Regulatory Matters. All documentation requested by either Agent or any Lender under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

          (n) Lien Results. The Paying Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Obligors, and such search shall reveal no Liens on any of the assets of any Obligor except for Liens permitted by Section 7.02 or Liens to be discharged on or prior to the Effective Date.

          (o) Other Documents. Such other documents as the Paying Agent or any Lender or special New York counsel to CSFB may reasonably request.

     The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of (i) such fees as the Borrower shall have agreed to pay to any Lender or any Agent in connection herewith, and (ii) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP ("MTHM"), special New York counsel to CSFB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, the extensions of credit hereunder and otherwise in connection with the Transactions (to the extent that statements for such fees and expenses have been delivered to the Borrower). Borrower agrees that any prior writings with respect to the fees and expenses of MTHM that are the subject of this paragraph are superseded by the Borrower's Obligation under this paragraph.

     The Paying Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on April 1, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Fronting Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Borrower and the Parent Guarantor set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date);

          (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

          (c) the total Tranche A Exposures shall not exceed the total Tranche A Funding Amounts; and

          (d) for each borrowing of a Loan, Borrower shall have delivered a completed and signed Request for Loan and for each issuance of a Letter of Credit, Borrower shall have provided the information required by Section 2.05(b).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     Until the Tranche A Funding Amounts have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and the Parent Guarantor covenants and agrees with the Lenders that:

     SECTION 6.01. Financial Statements and Other Information. The Parent Guarantor will furnish to the Paying Agent for distribution to each Lender:

          (a) within 90 days after the end of each Fiscal Year (or, in the case of the 2005 Fiscal Year, within 90 days after the Restatement Date), the audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year (setting forth in a footnote or in a financial schedule thereto consolidating balance sheets and related statements of operations and cash flows for the Parent Guarantor, the Borrower, Freedom Rings, LLC, the other Consolidated Subsidiaries that are Guarantors and the Consolidated Subsidiaries that are not Guarantors; provided that if the separate listing of Freedom Rings, LLC is not acceptable to PricewaterhouseCoopers LLP (or other independent public accountants of recognized national standing of the Borrower), then Freedom Rings, LLC will be included with the other Consolidated Subsidiaries that are Guarantors), all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that each one of such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year:

               (i) with respect to each such Fiscal Quarter ending prior to the Restatement Date, the Modified Financial Statements as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date, period or periods of the Projections, all certified by a Financial Officer of the Parent Guarantor as being a good faith presentation of the information contained therein and based on reasonable assumptions and estimates; and

               (ii) with respect to each such Fiscal Quarter ending after the Restatement Date, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year (setting forth in a footnote or in a financial schedule thereto consolidating balance sheets and related statements of operations and cash flows in the same presentation as for the information presented pursuant to Section 5.01(a)), setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous Fiscal Year, all certified by a Financial Officer of the Parent Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 30 days after the end of each of the first two fiscal months of each Fiscal Quarter (provided that in the case of February 2005 only, within 45 days after the end of such fiscal month):

               (i) with respect to each such fiscal month ending prior to the Restatement Date, the Modified Financial Statements as of the end of and for such fiscal month and the then elapsed portion of the Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding date, period or periods of the Projections, all certified by a Financial Officer of the Parent Guarantor as being a good faith presentation of the information contained therein and based on reasonable assumptions and estimates; and

               (ii) with respect to each such fiscal month ending after the Restatement Date, the consolidated balance sheet and related statements of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of the end of and for such fiscal month and the then elapsed portion of the Fiscal Quarter (setting forth in a footnote or in a financial schedule thereto consolidating balance sheets and related statements of operations and cash flows in the same presentation as for the information presented pursuant to
          Section 5.01(a)), all certified by a Financial Officer of the Parent Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal quarterly and year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Parent Guarantor (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
     Section 7.09 and such portions of Sections 7.01, 7.02, 7.03 and 7.05 requiring compliance with certain specified limits, and (iii) stating whether any material change in GAAP used in preparing such financial statements or in the application thereof has occurred since the date of the most recently delivered audited financial statements pursuant to Section 6.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) [reserved];

          (g) [reserved];

          (h) not later than the first Business Day following the Friday of each week falling on or before June 24, 2005, a 13-week rolling cash flow projection (beginning with the second Monday preceding such Friday), included therewith, (i) notice of any variance between actual cash receipts and disbursements and such aforesaid projections for such month previously delivered and (ii) a narrative detailing the reasons for and causes of such variance, all of the foregoing to be in form and substance reasonably satisfactory to the Paying Agent;

          (i) within 60 days after the commencement of each Fiscal Year commencing after the Effective Date, the annual operating plan for the Financial Test Group, including an annual budget for the Financial Test Group, forecasts of the income statement, the balance sheet and an operating profit and cash flow statement for the immediately succeeding year;

          (j) as soon as available and in any event 90 days after the end of each fiscal year of each Majority-Owned Joint Venture that ends after the Effective Date, a consolidated balance sheet for such Majority-Owned Joint Venture and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the such Majority-Owned Joint Venture and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (k) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange;

          (l) concurrently with the dispatch or receipt of the same to or from First Lien Lenders or any of their agents under the First Lien Credit Agreement, copies of all communications (other than requests for extensions of credit or notices of prepayment) dispatched to or received from any First Lien Lender or any agent therefor under or in connection with the First Lien Credit Agreement;

          (m) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Guarantor or any of its Included Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Paying Agent or any Lender (through the Paying Agent) may reasonably request; and

          (n) within five Business Days after May 2, 2005, May 31, 2005, and June 30, 2005, a report providing the status of Covered Property Value and Mortgage Property Value as of each such date relative to the applicable Mortgaged Property Requirements for such date.

     Information required to be delivered pursuant to Sections 6.01(a), 6.01(b) and 6.01(k) above shall be deemed to have been delivered on the date on which the Parent Guarantor provides notice to the Paying Agent that such information has been posted on the Parent Guarantor's website on the internet or at another website identified in such notice and accessible by the Paying Agent and the Lenders without charge; provided that (i) such notice may be included in the certificate delivered pursuant to Section 6.01(d) and (ii) the Parent Guarantor shall deliver, or cause to be delivered, paper copies of the information referred to in Sections 6.01(a), 6.01(b) and 6.01(k) above to the Paying Agent upon any request for such delivery.

     SECTION 6.02. Notices of Material Events. The Borrower (for itself and on behalf of the Parent Guarantor) will furnish to the Paying Agent and each Lender written notice of the following:

          (a) promptly after obtaining knowledge of any Default, the occurrence of such Default;

          (b) within ten (10) Business Days after discovery by Borrower, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Guarantor or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) within ten (10) Business Days after discovery by Borrower, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (d) within ten (10) Business Days after discovery by Borrower, the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Parent Guarantor or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

          (e) within ten (10) Business Days after discovery by Borrower, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower or the Parent Guarantor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by the Borrower or the Parent Guarantor, as the case may be, with respect thereto.

     SECTION 6.03. Existence; Conduct of Business. The Parent Guarantor will, and, subject to Section 7.03, will cause each of its Included Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

     SECTION 6.04. Payment of Obligations. The Parent Guarantor will, and will cause each of its Included Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Guarantor or such Included Subsidiary has set aside on its books adequate reserves with respect thereto if required by and in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 6.05. Maintenance of Properties; Insurance. (a) Except to the extent that such obligations are express obligations of any landlord under a lease, the Parent Guarantor will, and will cause each of its Included Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and Casualty Events excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     (b) Compromise, Adjustment or Settlement. After the Obligors have discharged all of their obligations under the First Lien Loan Documents in full, the Paying Agent shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for loss, damage or destruction under any policy or policies of insurance, in excess of $2,000,000, and if the Paying Agent so shall elect to participate in such compromise, adjustment or settlement, the Parent Guarantor shall, and shall cause each of its Included

Subsidiaries to, within five Business Days after request therefor reimburse the Paying Agent for all out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Paying Agent in connection with such participation. Neither the Parent Guarantor nor any of its Included Subsidiaries shall make any compromise, adjustment or settlement in connection with any such claim, in respect of which the Paying Agent elected to participate, without the approval of the Paying Agent, which will not be unreasonably withheld, delayed or conditioned.

     SECTION 6.06. Books and Records; Inspection Rights. The Parent Guarantor will, and will cause each of its Included Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Guarantor will, and will cause each of its Included Subsidiaries to, permit any representatives designated by the Paying Agent or any Lender Party (at such Lender Party's sole expense except during the continuance of an Event of Default), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 6.07. Compliance with Laws. (a) The Parent Guarantor will, and will cause each of its Included Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental
Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) Notification of Notices and Orders. The Borrower shall notify the Paying Agent and the Collateral Agent promptly of any material notice, order, claim or demand that such party receives from any Governmental Authority or any other Person with respect to the Borrower's compliance with or liability under any laws or regulations (including Environmental Laws) applicable to the Real Property and promptly take any and all actions to challenge such notice, order, claim or demand in accordance with accepted practices and such other actions reasonably necessary to bring its operations at such Real Property into compliance with such laws or regulations, other than where the failure to comply with or the liability under such laws or regulations could not reasonably be expected to cause or result in a Material Adverse Effect. . Material notice, order, claim or demand from any Governmental Authority pursuant to an Environmental Law means any such item that could reasonably be expected to result in fines or penalties, exclusive of interest and costs, of $100,000 or more.

     (c) Right to Cure Non-Compliance with Environmental Laws. After the occurrence and during the continuance of any Event of Default with respect to a breach of Section 4.07 or this Section 6.07, the Paying Agent or the Collateral Agent, at its election and in its sole discretion may, without obligation to do so, and upon reasonable notice to the Borrower (except in an emergency), may cure any failure on the part of the Borrower to comply with Environmental Laws or respond to any Environmental Liability to the extent required under any Environmental Laws.

Any partial exercise by the Paying Agent or the Collateral Agent of the remedies hereinafter set forth, or any partial undertaking on the part of the Paying Agent or the Collateral Agent to cure the Borrower's failure to comply with any Environmental Law, shall not obligate the Paying

Agent or the Collateral Agent to complete the actions taken or require the Paying Agent or the Collateral Agent to expend further sums to cure the Borrower's noncompliance; nor shall the exercise of any such remedies operate to place upon the Paying Agent or the Collateral Agent any responsibility for the operation, control, care, management or repair of the Real Property, nor will the Borrower or the Parent Guarantor assert that any such actions make the Paying Agent or Collateral Agent the "operator" of such Real Property under CERCLA or any other Environmental Laws. Any amount paid or costs incurred by the Paying Agent or the Collateral Agent as a result of the exercise by the Paying Agent or the Collateral Agent of any of the rights hereinabove set forth, together with interest thereon at the default rate specified herein, shall be immediately due and payable by the Borrower to the Paying Agent or the Collateral Agent, as the case may be, and until paid shall be added to and become a part of the Obligations; and the Paying Agent or the Collateral Agent, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Borrower to seek reimbursement from any third parties, including, without limitation, a predecessor-in-interest to the Borrower's title who may be a "responsible party" or otherwise liable under any Environmental Law.

     (d) Environmental Assessment. If after the occurrence and during the continuance of any Event of Default with respect to a breach of Section 4.07 or this Section 6.07, the Paying Agent or the Collateral Agent desires that an environmental assessment with respect to the Real Properties that are at issue in the Event of Default be prepared, the Borrower agrees to supply such an assessment by an environmental consultant selected by the Borrower and reasonably satisfactory to the Paying Agent and the Collateral Agent, in form and detail reasonably satisfactory to the Paying Agent and the Collateral Agent (including, where appropriate, test borings of the ground and chemical analyses of air, water and waste discharges), identifying alternatives and associated costs to address the subject matter of the Event of Default to the extent required under applicable Environmental Laws.

     (e) Indemnity. The Borrower shall indemnify and hold the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank and each Lender harmless from and against any and all losses, liabilities, claims, damages or expenses (including any reasonable attorney or expert fees and any Lien filed against the Real Property in favor of any governmental entity, but excluding any loss, liability, claim, damage or expense to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) to the extent arising under any Environmental Law as the result of the operations of Borrower (or any predecessor-in-interest to the Borrower) at the Real Property, or the condition of the Real Property, or any presence, Release or threatened Release of any Hazardous Materials at or from the Real Property (excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank or any of the Lenders shall be in possession of the Real Property following the exercise by the Paying Agent or the Collateral Agent of any of its rights and remedies hereunder, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Borrower, at the Real Property).

     SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for refinancing the Existing Credit Agreement and for working capital and other general corporate purposes, including without limitation to pay fees, costs and other transaction expenses incurred in connection with the financings contemplated by the Loan Documents and the First Lien Loan Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only to support payment obligations incurred for general corporate purposes of the Borrower and its Included Subsidiaries.

     SECTION 6.09. Hedging Agreements. The Borrower will within 90 days of the Effective Date enter into, and thereafter maintain in full force and effect, one or more Hedging Agreements with one or more of the Lender Parties, the Arranger or Affiliates of any Lender Party or the Arranger (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrower (in a manner reasonably satisfactory to the Paying Agent) to protect itself against three-month London interbank offered rates exceeding a rate per annum reasonably acceptable to the Paying Agent as to a notional principal amount at least equal to 50%, but not more than 66?%, of the aggregate principal amount of Tranche B Loans from time to time outstanding, for a period of at least three years measured from the Effective Date. It shall not be a default of this Section if, following entry into Hedging Agreements that comply with this Section when entered into, the notional principal amount of Hedging Agreements later exceeds 66 ?% of outstanding principal of Tranche B Loans by reason of a prepayment of the principal of such loans.

     SECTION 6.10. Certain Obligations Respecting Subsidiaries; Further Assurances.

          (a) Subsidiary Guarantors. The Parent Guarantor will take such action, and will cause each of its Included Subsidiaries to take such action, from time to time as shall be necessary to ensure that each Domestic Subsidiary (other than a Domestic Subsidiary that, at the time of determination, is a Prohibited Subsidiary) is a "Subsidiary Guarantor" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Included Subsidiaries shall hereafter form or acquire any Person that shall constitute a Domestic Subsidiary (other than a Domestic Subsidiary that, at the time of determination, is a Prohibited Subsidiary) of the Borrower, the Parent Guarantor and its Included Subsidiaries will cause such Person to

               (i) become a "Subsidiary Guarantor" hereunder, and a "Securing Party" under the Security Agreement pursuant to a Guarantee Assumption Agreement,

               (ii) cause such Subsidiary to take such action (including delivering such shares of stock, delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real property and fixtures owned or leased by such Subsidiary) as shall be necessary to, subject to the thresholds set forth in clause (c) below with respect to Real Property and subject to the applicable exceptions in the Security Agreement, create and perfect valid and enforceable first priority Liens on substantially all of the property of such new Subsidiary (other than (x) voting stock of any Foreign Subsidiary to the extent that all voting stock of such Foreign Subsidiary subject to such Lien would exceed 65% of the issued and outstanding voting stock of such Foreign Subsidiary and (y) without limitation of Section 6.15, equity interests in any

          Joint Venture to the extent the pledge of such equity interests under the Security Agreement is prohibited by its organizational documents, joint venture agreement, operating agreement or an agreement governing its Indebtedness) as collateral security for the obligations of such new Subsidiary hereunder and

               (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents with respect to such Subsidiary Guarantor as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Paying Agent shall have reasonably requested.

          (b) Ownership of Subsidiaries. The Parent Guarantor will, and will cause each of its Included Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Parent Guarantor and each of its Included Subsidiaries at all times owns (subject only to the Lien of the Security Agreement) the same percentage of the issued and outstanding shares of each class of stock of each of its respective Wholly Owned Subsidiaries as is owned on the date hereof. In the event that any additional shares of stock shall be issued by any Subsidiary to any Obligor (other than (x) voting stock of any Foreign Subsidiary to the extent that all voting stock of such Foreign Subsidiary subject to the Lien of the Security Agreement would exceed 65% of the issued and outstanding voting stock of such Foreign Subsidiary and (y) without limitation of Section 6.15, equity interests in any Joint Venture to the extent the pledge of such equity interests under the Security Agreement is prohibited by its organizational documents, joint venture agreement, operating agreement or an agreement governing its Indebtedness), such Obligor agrees forthwith to deliver to the Collateral Agent in accordance with and subject to the terms of the Security Agreement the certificates, if any, evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Security Agreement. Notwithstanding the foregoing or any other provision herein to the contrary, the Parent Guarantor shall have no Subsidiaries other than the Borrower and Subsidiaries of the Borrower. Notwithstanding the foregoing, nothing set forth herein shall preclude Borrower or any Included Subsidiary from disposing of 100% of its equity interest in any Subsidiary in compliance with the requirements of Section 7.03 of this Agreement, provided that following such sale Borrower or such Included Subsidiary shall not have any further Guarantee liability in respect of such former Subsidiary.

          (c) Further Assurances. The Parent Guarantor will, and will cause each of its Included Subsidiaries to, take such action from time to time as shall reasonably be requested by the Paying Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Parent Guarantor will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements, account control agreements and other instruments) as shall be reasonably requested by the Collateral Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate of any Lender or of the Arranger that is a party to any Hedging Agreement entered into with the Borrower) and the Paying Agent, perfected security interests and Liens in substantially all of the property of such Obligor (other than Excluded Real Property) as collateral security for its obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

     SECTION 6.11. Ownership of the Borrower. The Parent Guarantor will at all times cause the Borrower to be its Wholly Owned Subsidiary.

     SECTION 6.12. Collection of Accounts and Payments; Creation of Depositary Account. (a) Subject to Section 6.12(b), the Borrower will, at its own cost and expense, cause all payments received by any Obligor from any source, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, debit card payments or otherwise (referred to herein as "Payments"), (i) to be deposited within one Business Day in the form received (but with any endorsements of any Obligor necessary for deposit or collection) in one or more bank accounts maintained by the Borrower and (ii) to be transferred each Business Day from the accounts referred to in clause (i) to any Concentration Account. If any Obligor or any other Person acting for or in concert with any Obligor shall receive any Payments, such Obligor shall hold such Payment in trust for Collateral Agent, and, immediately upon receipt thereof, the Borrower shall or shall cause such Obligor or other Person to remit the same or cause the same to be remitted, in kind, to any Concentration Account or after the same is established, the Depositary Account referred to below.

     (b) The Borrower will, within 60 days after April 1, 2005, open at Wachovia Bank, National Association or another bank acceptable to the Administrative Agent a new deposit account (the "Depositary Account"), which Depositary Account shall be made subject to a Concentration Account Control Agreement at all times after the same is opened. Within 60 days after April 1, 2005 (i) the Borrower will cause all Payments that would otherwise be transferred to a Concentration Account pursuant to clause (a) above to be transferred instead into the Depositary Account and (ii) such Payments shall cease to be deposited into a Concentration Account except upon transfer from the Depositary Account (the date of such event, the "Depositary Effective Date").

     SECTION 6.13. Ratings. The Borrower will obtain not later than 90 days after the Restatement Date, and will maintain at all times thereafter, ratings for the Loans from S&P and from Moody's.

     SECTION 6.14. Separateness. The Parent Guarantor will, and will cause each of its Included Subsidiaries to, conduct its management, business and affairs, and maintain its books and records, in such manner so that each such Person shall be treated as a corporate entity distinct from each other such Person.

     SECTION 6.15. Pledge of Equity Interests in Consolidated Joint Ventures. From and after the date hereof the Parent Guarantor will, and will cause each of its Included Subsidiaries to, use commercially reasonable efforts to obtain all necessary consents to enable the equity interests in the Consolidated Joint Ventures owned by the Obligors to be pledged to the Collateral Agent pursuant to the Security Agreement.

     SECTION 6.16. Post Closing Appraisals. Within forty-five (45) days after the Effective Date, Borrower shall deliver to Paying Agent Acceptable Appraisals with respect to all Real Property (other than that real property located at Lakeland Drive/E. Metro Connector, Jackson, MS and other than the Excluded Real Property) owned by Borrower or any Guarantor as of the date of such Acceptable Appraisals, it being understood that Acceptable Appraisals with respect to the Principal Facilities have been delivered to the Paying Agent prior to the date hereof.

     SECTION 6.17. Post Closing Mortgages.

     (a) Post Closing Mortgages on Owned Real Property. The Mortgaged Property Value shall be equal to (i) seventy percent (70%) of the Total Desktop Analysis Value on or before May 2, 2005 and (ii) ninety percent (90%) of the Total Desktop Analysis Value on or before May 31, 2005. The Covered Property Value shall be equal to (i) seventy percent (70%) of the Total Desktop Analysis Value on or before May 31, 2005 and (ii) ninety percent (90%) of the Total Desktop Analysis Value on or before June 30, 2005. Thereafter the Borrower shall use commercially reasonable efforts to cause the Mortgaged Property Value and the Covered Property Value to be equal to the sum of the Total Desktop Analysis Value. The Collateral Agent agrees, with respect to each Real Property set forth on Schedule XI, that, upon request of the applicable Tenant, it shall enter into a Subordination, Non-Disturbance and Attornment Agreement, substantially in the form of Exhibit I.

     (b) Encumbrance of Property Designated for Sale. The Borrower shall, with respect to the Property Designated for Sale (including improvements but excluding the Principal Facilities and the Excluded Real Property) owned by the Borrower on the Effective Date, not later than 180 days after April 1, 2005 (it being understood that any Property Designated For Sale that is sold prior to such time shall not be subject to the requirements of this paragraph) execute and deliver in favor of the Shared Lien Collateral Agent a Mortgage appropriate for the jurisdiction in which such respective Real Property is situated, pursuant to which the Borrower will create a Lien upon such Real Property (and improvements) in favor of the Shared Lien Collateral Agent for the benefit of the Lenders (and any Affiliate of any Lender or of the Arranger that is a party to any Hedging Agreement entered into with the Borrower) and the Paying Agent as collateral security for the obligations of the Borrower under this Agreement and will deliver such certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which such Real Property is located, then such other evidence reasonably satisfactory to the Paying Agent that the fully functioning operation and occupancy of such Real Property is permitted), opinions of counsel and title insurance policies as the Paying Agent shall reasonably request in connection therewith (provided that a legal opinion substantially in the form of the legal opinions addressing certain real estate matters delivered pursuant to Section 5.01(b) on the Effective Date, with such modifications as are necessary for the relevant jurisdictions, shall be deemed to be satisfactory in form and substance to the Paying Agent), including payment for all such title insurance policies and recording and stamp taxes payable in connection with recording all Mortgages and Uniform Commercial Code fixture filings, if applicable, in the appropriate county land offices.

     (c) After Acquired Fee Interests in Real Property. If any Obligor shall acquire any real property interest, including improvements (but excluding leasehold interests and improvements thereon and any real property interest situated on land not owned in fee), after the date hereof that (i) consists of a retail store or (ii) that is not a retail store and that has a fair market value of $750,000 or more (or shall make improvements upon any existing real property interest (excluding leasehold interests and improvements thereon and any real property interest situated on land not owned in fee and the Excluded Real Property) resulting in the fair market value of such interest together with such improvements being equal to $750,000 or more), then the Parent Guarantor will (or, as applicable, will cause the respective Obligor holding such real property interest to), subject to the last sentence of this paragraph, within 10 days of the acquisition of or improvements upon such property interest by such Obligor, if the Paying Agent elects to encumber such property as Collateral in Paying Agent's sole and absolute discretion, (A) execute and deliver in favor of the Shared Lien Collateral Agent a Mortgage appropriate for the jurisdiction in which such respective real property is situated, pursuant to which such Obligor will create a Lien upon such real property (and improvements) in favor of the Shared Lien Collateral Agent for the benefit of the Lenders (and any Affiliate of any Lender or of the Arranger that is a party to any Hedging Agreement entered into with the Borrower) and the Paying Agent as collateral security for the obligations of such Obligor under this Agreement or, as applicable, under the respective Guarantee Assumption Agreement to which such Obligor is a party,
(B) obtain or deliver a current Phase I (with respect to a property, a "current Phase I" means a Phase I prepared within three years of the acquisition of such property) for such property and (C) deliver such certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which such real property is located, then such other evidence reasonably satisfactory to the Paying Agent that the fully functioning operation and occupancy of such real property is permitted), opinions of counsel and title insurance policies as the Paying Agent shall reasonably request in connection therewith, including payment for all such title insurance policies and recording and stamp taxes payable in connection with recording all Mortgages and Uniform Commercial Code fixture filings, if applicable, in the appropriate county land offices. The parties hereto agree that (i) the real property of the Obligors located at or near 3601 Concord Pike, Wilmington, Delaware, 931 Bethlehem Pike, Montgomeryville, PA and the corner of First Street and Green Street in Winston-Salem, NC shall be treated for all purposes under the Loan Documents as after acquired or leased real property, as the case may be, that was acquired or leased, as the case may be, by the Obligors on the Effective Date and (ii) that with respect to the properties listed in this sentence only, the Borrower shall comply with the applicable requirements of this paragraph within 60 days after April 1, 2005.

     SECTION 6.18. Post Closing Environmental Surveys. The Borrower shall cause to be completed and delivered to Paying Agent not later than thirty (30) days after April 1, 2005 a Phase I of each of the locations for which a post closing Phase I is required as indicated on Schedule VII.

     SECTION 6.19. Issuance of Subsidiary Stock Certificate. The Borrower shall cause to be delivered to the Shared Lien Collateral Agent not later than thirty
(30) days after April 1, 2005 the stock certificate(s) issued by Krispy Kreme International, Ltd. in favor of Borrower as shareholder constituting 65% of the issued and outstanding stock of Krispy Kreme International, Ltd. together with
(a) an endorsement in blank and in form acceptable to the collateral agent under the First Lien Loan Documents and (b) an officer's certificate of the Borrower attaching resolutions of the Board of Directors of Krispy Kreme International, Ltd. (i) acknowledging the terms of the Security Agreement and the pledge of the shares of Krispy Kreme International, Ltd. thereunder, (ii) agreeing to register the collateral agent under the First Lien Loan Documents as the owner of such shares in the share register of Krispy Kreme International, Ltd. in the event that such shares are transferred in accordance with the Security Agreement and
(iii) agreeing that such resolutions shall not be amended and shall remain in full force and effect.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and the Parent Guarantor covenants and agrees with the Lenders that:

     SECTION 7.01. Indebtedness. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder;

          (b) Indebtedness existing on the date hereof and set forth in or permitted pursuant to this Agreement to be excluded from Part A of Schedule II (excluding, however, following the making of the initial Loans hereunder, the Indebtedness under the Existing Credit Agreement) and extensions, renewals, refinancings and replacements ("refinancing") of any such Indebtedness that do not increase the outstanding principal amount thereof (other than to cover the amount of all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing and the amount of reasonable expenses incurred in connection with such refinancing);

          (c) Indebtedness under the First Lien Credit Agreement in an aggregate amount (including in respect of the undrawn portion of outstanding letters of credit) not exceeding $75,000,000, including any refinancing thereof permitted by the Intercreditor Agreement, provided that in the case of a refinancing, the principal amount of such refinancing may be increased to the extent necessary to pay accrued interest, prepayment premiums and transactional expenses associated with such refinancing in an aggregate amount not to exceed 105% of the principal amount outstanding under the First Lien Credit Agreement immediately prior to such refinancing;

          (d) owing by any Obligor to any other Obligor;

          (e) Guarantees by any Obligor of Indebtedness of any other Obligor;

          (f) Indebtedness of the Parent Guarantor or any of its Included Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and refinancings of any such Indebtedness that do not increase the outstanding principal amount thereof beyond the amount necessary to capitalize accrued interest, fees, and transactional expenses incurred in respect of such refinancings any such Indebtedness; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $3,000,000 at any time outstanding;

          (g) Guarantees any Obligor in respect of Indebtedness incurred by Joint Ventures constituting Investments permitted by Section 7.05(i) and 7.05(k);

          (h) Indebtedness under Hedging Agreements permitted by Section
     7.05(e);

          (i) overdrafts in operating accounts at banks incurred in the ordinary course of business and in an aggregate amount not exceeding $500,000 outstanding at any time, provided that no such overdraft shall remain outstanding for more than three Business Days;

          (j) bankers acceptances opened in the ordinary course of business for the importing or exporting of goods in an aggregate amount not exceeding $500,000 at any time;

          (k) unsecured structured settlements relating to Disclosed Matters or other actions, suits, proceedings or governmental enforcement actions relating to the historical financial statements of Parent Guarantor and its Consolidated Subsidiaries under review (as the date hereof) by the Special Committee of the Board of Directors of the Parent Guarantor; and

          (l) other unsecured Indebtedness (other than Guarantees of Indebtedness incurred by Joint Ventures) in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

     SECTION 7.02. Liens. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created pursuant to the Security Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Parent Guarantor or any of its Included Subsidiaries existing on the date hereof and set forth in or permitted by this Agreement to be excluded from Part B of Schedule II (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness under the Existing Credit Agreement); provided that (i) no such Lien shall extend to any other property or asset of the Parent Guarantor or any of its Included Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and refinancings thereof that do not increase the outstanding principal amount thereof, except as permitted by Section 7.01(b);

          (d) Liens securing the obligations of the Obligors with respect to Indebtedness incurred pursuant to Section 7.01(c) to the extent permitted by the Intercreditor Agreement;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent Guarantor or any Included Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Guarantor or any Included Subsidiary; and

          (f) Liens on cash posted as margin in an aggregate amount not exceeding $500,000 at any time to secure obligations of the Parent Guarantor or any of its Included Subsidiaries under commodity Hedging Agreements permitted by Section 7.05(e).

     SECTION 7.03. Fundamental Changes. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section
7.05 and Capital Expenditures permitted under Section 7.09(c). The Parent Guarantor will not, nor will they permit any of its Included Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms).

     Notwithstanding the foregoing provisions of this Section:

          (a) any Included Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other such Included Subsidiary or dissolved and its affairs wound up; provided that (i) if any such transaction shall be between a Included Subsidiary that is not an Obligor and an Obligor, the Obligor shall be the continuing or surviving corporation and (ii) if any such transaction shall be between a Included Subsidiary that is not a Wholly Owned Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Included Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary; provided that, if the transferor in any such transaction shall be an Obligor, the transferee shall be an Obligor;

          (c) the capital stock of any Included Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any Wholly Owned Subsidiary ; provided that, if the transferor in any such transaction shall be an Obligor, the transferee shall be an Obligor;

          (d) unless a Default has occurred and is continuing, the Borrower or any of its Included Subsidiaries may sell Property Designated For Sale for cash and for fair market value as determined by the Board of Directors;

          (e) the Borrower or any of its Subsidiaries may dispose of obsolete or surplus equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such dispositions are reasonably promptly applied to the purchase price of such replacement equipment;

          (f) unless a Default has occurred and is continuing, the Borrower may sell all or any portion of its equity interests in any Joint Venture for cash for fair market value, subject to the conditions that (a) the amount of consideration to be received by the Borrower (including the amount of any Guarantee theretofore issued by the Borrower to be cancelled in connection with such sale) has been determined by the Board of Directors to be fair to the Borrower, (b) if the aggregate amount of such consideration exceeds $10,000,000, the Board of Directors shall have received a fairness opinion in connection with such sale rendered by a recognized institution with established expertise in valuing transactions of such type and (c) in connection with such sale, all Guarantees theretofore issued by the Borrower in support of obligations of such Joint Venture shall be cancelled or reduced at least in proportion to the percentage of interests sold;

          (g) unless a Default has occurred and is continuing, the Borrower and its Included Subsidiaries may sell other property for cash for fair market value for consideration not exceeding $10,000,000 in any Fiscal Year;

          (h) leases and subleases of property in the ordinary course of business;

          (i) non-exclusive licenses of Intellectual Property in the ordinary course of business; and

          (j) the Parent Guarantor and its Included Subsidiaries may sell assets to the extent permitted by Section 7.10.

     The Collateral Agent agrees to execute such UCC termination statements or partial release statements, as applicable, and other Lien release documents as the Borrower reasonably requests to evidence the release of the Collateral Agent's Lien in respect of property conveyed, sold, transferred or otherwise disposed of in compliance with this Section 7.03; provided that the Borrower shall provide to the Collateral Agent evidence of such transaction's compliance with this Section 7.03 as the Collateral Agent may reasonably request.

     SECTION 7.04. Lines of Business. The Parent Guarantor and the Borrower will not, nor will they permit any of their Included Subsidiaries to, engage to any material extent in any business other than the business of manufacturing, distributing, franchising, licensing and selling (i) doughnuts, (ii) equipment to manufacture doughnuts and (iii) related products.

     SECTION 7.05. Investments. The Parent Guarantor and the Borrower will not, nor will they permit any of their Included Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in or permitted pursuant to this Agreement to be excluded from Part B of Schedule VI;

          (b) operating deposit accounts with banks;

          (c) Permitted Investments;

          (d) Investments by the Parent Guarantor or any of its Included Subsidiaries in any of its Included Subsidiaries that is an Obligor or that becomes an Obligor contemporaneously with the making of such Investment;

          (e) Hedging Agreements entered into by the Borrower or its Included Subsidiaries in the ordinary course of its or their financial planning and not for speculative purposes;

          (f) Investments consisting of security deposits with government agencies, utilities and other like Persons made in the ordinary course of business;

          (g) Investments consisting of advances to employees for reasonable business and travel expenses incurred in the ordinary course of business;

          (h) Investments consisting of loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Effective Date;

          (i) Investments in Joint Ventures, loans or advances to Krispy Kreme franchisees or doughnut and bakery store operators, or Guarantee obligations at any of the foregoing under leases or Synthetic Leases, in each case made in the ordinary course of business; provided that (x) the aggregate amount of such Investments made in cash after the date hereof shall not exceed $6,000,000 at any one time outstanding and (y) the aggregate amount of such Investments made in any form after the date hereof shall not exceed $14,000,000 at any one time outstanding. After an initial $6,000,000 in cash Investments have been made hereunder, no more than $2,000,000 in aggregate cash Investments may be reinvested by Borrower after return to Borrower of initial cash Investments. After an initial $14,000,000 in total Investments have been made hereunder, no more than $4,000,000 in aggregate Investments made in any form may be reinvested after return to Borrower, or in the case of guarantees, release of Borrower therefrom;

          (j) any acquisition pursuant to a collateral repurchase agreement that has been identified as a Specified Contingent Obligation in favor of any Krispy Kreme franchisee or its lenders;

          (k) Investments in Joint Ventures made after the date hereof in the form of Guarantees or cash issued in exchange for the cancellation or reduction of Guarantees by the Borrower outstanding on the date hereof of Indebtedness of the respective Joint Ventures, provided that the amount of each such Investment made after the date hereof shall not exceed the amount of the Guarantee so cancelled or the reduction of the Guarantee so reduced, as the case may be;

          (l) Investments in securities or property of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan or organization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (m) Investments (i) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and
     (ii) trade accounts created, or prepaid expenses accrued, in the ordinary course of business; and

          (n) additional Investments (other than in Joint Ventures) up to but not exceeding $2,000,000 in the aggregate at any one time outstanding.

     SECTION 7.06. Restricted Payments. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) any Wholly Owned Subsidiary may declare and make Restricted Payments to any other Wholly Owned Subsidiary, (b) any other Included Subsidiary may declare and make dividends or other distributions on its common equity interests ratably to all of its equity holders (i) if no Event of Default has occurred and is occurring or (ii) (in the case of any such other Included Subsidiary that is treated as a partnership for tax purposes) to the extent necessary to enable its equity holders to pay income taxes arising from the income of such other Included Subsidiary, (c) the Borrower may declare and make dividends to the Parent Guarantor at such times and in such amounts as are necessary to enable the Parent Guarantor to pay taxes and operating expenses, (d) provided that no Event of Default has occurred and is occurring, the Borrower may declare and make dividends to the Parent Guarantor at such times and in such amounts as are necessary to enable the Parent Guarantor to pay judgment or settlement costs in connection with any action, suit, proceeding, inquiry or investigations involving the Parent Guarantor (i) that is an exception to Section 4.06 or (ii) that is based on substantially the same underlying facts and circumstances as any action, suit, proceeding, inquiry or investigation described in clause (i) above, or (e) provided that no Event of Default has occurred and is occurring, the Borrower may declare and make dividends to the Parent Guarantor at such times and in such amounts as are necessary to enable the Parent Guarantor to pay judgment or settlement costs in connection with any other action, suit, proceeding, inquiry or investigations involving the Parent Guarantor not exceeding $500,000 in the aggregate in any Fiscal Year.

     SECTION 7.07. Transactions with Affiliates. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent Guarantor or such Included Subsidiary, as the case may be, than could be reasonably obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Parent Guarantor and/or one or more of its Wholly Owned Subsidiaries that are Obligors, not involving any other Affiliate, (c) any Restricted Payment permitted by Section 7.06, (d) transactions listed on
Schedule X, (e) Investments permitted by Section 7.05 (including Permitted Investments), (f) issuances of capital stock (other than Redeemable Preferred Stock) and Equity Rights (other than Equity Rights for Redeemable Preferred Stock) by the Parent Guarantor and (g) a success or similar fee payable by the Borrower or the Parent Guarantor to Kroll, provided that the amount of any portion thereof paid in cash is acceptable to the Paying Agent in its reasonable discretion.

     SECTION 7.08. Restrictive Agreements. The Parent Guarantor will not, and will not permit any of its Included Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Guarantor or any Included Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Included Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Guarantor or any other Included Subsidiary or to Guarantee Indebtedness of the Parent Guarantor or any other Included Subsidiary; provided that:

          (i) the foregoing shall not apply to (1) restrictions and conditions imposed by law or by the Loan Documents, (2) restrictions and conditions imposed by the Second Lien Loan Documents, (3) restrictions and conditions existing on the date hereof identified on Schedule III (and contained in any extension or renewal of, or any amendment or modification of the relevant documentation except to the extent expanding the scope of, any such restriction or condition), (4) customary restrictions and conditions contained in agreements relating to the sale of a Included Subsidiary pending such sale, provided such restrictions and conditions apply only to the Included Subsidiary that is to be sold and such sale is permitted hereunder, (5) restrictions and conditions in any agreement of an Included Subsidiary in effect at the time such Included Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower (and contained in any extension or renewal of, or any amendment or modification of the relevant documentation except to the extent expanding the scope of, any such restriction or condition) and (6) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; and

          (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (y) customary provisions in leases and other contracts restricting the assignment thereof and (z) restrictions with respect to the capital stock of an entity imposed by any joint venture agreement, limited liability operating company agreement, partnership agreement or similar agreement governing the operation of such entity with respect to which no Obligor holds a controlling interest.

     SECTION 7.09. Certain Financial Covenants.


     (a) Consolidated Leverage Ratio. Commencing with the second Fiscal Quarter of the 2006 Fiscal Year, the Parent Guarantor will not permit the Consolidated Leverage Ratio to exceed the following respective ratios for any Test Period in any of the following respective periods:

               Period                                          Ratio

Second, Third and Fourth Fiscal                             4.50 to 1.00
  Quarters of 2006 Fiscal Year

First Fiscal Quarter of 2007 Fiscal                         4.25 to 1.00
  Year

Second Fiscal Quarter of 2007 Fiscal                        4.20 to 1.00
  Year

Third and Fourth Fiscal Quarters of                         3.95 to 1.00
  2007 Fiscal Year
2008 Fiscal Year                                            3.70 to 1.00

First Fiscal Quarter of 2009 Fiscal                         3.50 to 1.00
  Year and Thereafter


     (b) Consolidated Interest Coverage Ratio. Commencing with the second Fiscal Quarter of the 2006 Fiscal Year, the Parent Guarantor will not permit the Consolidated Interest Coverage Ratio to be less than the following respective ratios for any Test Period in any of the following respective periods:

               Period                                        Ratio

Second Fiscal Quarter of 2006 Fiscal                      3.15 to 1.00
  Year through Third Fiscal Quarter
  of 2007 Fiscal Year

Fourth Fiscal Quarter of 2007 Fiscal                      3.40 to 1.00
  Year through Fourth Fiscal Quarter
  of 2008 Fiscal Year

First Fiscal Quarter of 2009 and                          3.50 to 1.00
  Thereafter


     (c) Capital Expenditures. The Parent Guarantor will not permit the aggregate amount of Capital Expenditures by the Parent Guarantor and its Included Subsidiaries to exceed the following respective amounts for the following respective periods:

               Period                                   Amount

2006 Fiscal Year                                     $15,000,000

2007 Fiscal Year                                     $15,000,000

2008 Fiscal Year                                     $33,000,000

2009 Fiscal Year                                     $40,000,000

2010 Fiscal Year                                     $50,000,000


     If the aggregate amount of Capital Expenditures for any Fiscal Year shall be less than the amount permitted by the table above to be made in such Fiscal Year, then 50% of the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Year and, for purposes hereof, the amount of Capital Expenditures made during any Fiscal Year shall be deemed to have been made first from the amount permitted by the table above to be made in such Fiscal Year and last from carryover from the preceding Fiscal Year.

     SECTION 7.10. Sale-Leasebacks; Synthetic Leases. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to engage in any sale-leaseback, Synthetic

Lease or similar transaction involving any of its assets; provided that the following shall be permitted: (i) a sale-leaseback of the Real Property located at Lakeland Drive / E. Metro Connector, Jackson, MS and (ii) a sale of real or personal property made for cash consideration in an amount not less than the cost of such real or personal property and consummated within 90 days after the Parent Guarantor or any Included Subsidiary acquires or completes the construction of such property.

     SECTION 7.11. Parent Guarantor as Holding Company. Notwithstanding anything contained herein to the contrary, the Parent Guarantor will not (a) create, incur, assume or permit to exist any Indebtedness other than Indebtedness under the Loan Documents and the Second Lien Loan Documents, (until the Effective
Date) its Guarantee of the obligations of the Borrower under the Existing Credit Agreement and Indebtedness permitted by Section 7.01 (b), (e), (g) and (k), (b) create, incur, assume or permit to exist any Lien on any of its properties other than Permitted Encumbrances and Liens created by the Loan Documents and the Second Lien Loan Documents, (c) own any Investments or any material properties other than shares of stock of the Borrower and of Montana Mills or (d) engage in any business or transactions other than those ancillary to its status as a publicly traded holding company, including issuances of capital stock and Equity Rights.

     SECTION 7.12. Limitations on Voluntary Prepayments of Certain Other Indebtedness. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment (each of the foregoing actions being referred to herein as a "Voluntary Prepayment") of the principal of or interest on, or any other amount owing in respect of, any Indebtedness incurred as permitted by
Section 7.01(l), unless the Net Availability would exceed $10,000,000 after giving effect thereto. In no event shall the Borrower make a Voluntary Prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness outstanding under the Second Lien Credit Agreement with the proceeds of any Loans.

     SECTION 7.13. Modifications of Certain Documents. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any Second Lien Loan Document, without the prior consent of the Paying Agent (with the approval of the Required Lenders), to the extent such modification, supplement or waiver is not permitted by the Intercreditor Agreement. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any agreement or instrument governing or evidencing Subordinated Indebtedness in any manner that is maternally adverse to the Borrower or the Lenders without the prior consent of the Paying Agent (with the approval of the Required Lenders).

     SECTION 7.14. Change in Fiscal Year; Accounting Policies; Capital Stock. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, (i) change its Fiscal Year, (ii) change their accounting policies except as required by GAAP or otherwise permitted under Section 1.03 or
(iii) change their capital structure including any revision of the terms of their outstanding capital stock or other equity interests, from the Fiscal Year, the accounting policies and the capital structure in existence on the date hereof without the prior consent of the Paying Agent; provided that the Parent Guarantor may issue additional capital stock and Equity Rights without such consent.

     SECTION 7.15. No New Bank Accounts Without Prior Written Notice. The Parent Guarantor will not, nor will it permit any of its Included Subsidiaries to, open any new bank accounts after the date hereof without at least five Business Days prior written notice to the Paying Agent, or attempt to amend or terminate any Concentration Account Control Agreement without the prior consent of the Paying Agent.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

          (c) subject to the proviso set forth in Section 4.12, any representation or warranty made or deemed made by or on behalf of any Affiliated Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) [reserved];

          (e) the Borrower or the Parent Guarantor (as applicable) shall fail to observe or perform any covenant, condition or agreement contained in
     Section 6.02, 6.03 (with respect to the Borrower's or the Parent Guarantor's existence), 6.08 or 6.11 or in Article VII, or any Obligor shall default in the performance of any of its obligations contained in
     Section 5.02 of the Security Agreement;

          (f) the Borrower or the Parent Guarantor (as applicable) shall fail to observe or perform any covenant, condition or agreement contained in
     Section 6.01(h) and such failure shall continue unremedied for a period of five or more Business Days;

          (g) [reserved];

          (h) the Borrower or its Parent Guarantor (as applicable) shall fail to observe or perform any covenant, condition or agreement contained in
     Section 6.01(c) and such failure shall continue unremedied for a period of 10 or more days;

          (i) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (j) any Affiliated Party other than an Immaterial Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (k) any event or condition occurs that results in any Material Indebtedness incurred by any Affiliated Party other than an Immaterial Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (k) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (l) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Affiliated Party other than an Immaterial Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party other than an Immaterial Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (m) any Affiliated Party other than an Immaterial Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (l) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party other than an

     Immaterial Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (n) any Affiliated Party other than an Immaterial Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (o) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,0000 shall be rendered against any Affiliated Party other than an Immaterial Subsidiary or any combination thereof and the same shall remain undischarged, unsatisfied, unstayed and unbonded for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Affiliated Party to enforce any such judgments;

          (p) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

          (q) a reasonable basis shall exist for the assertion against the Parent Guarantor or any of its Included Subsidiaries, or any predecessor in interest of the Parent Guarantor or any of its Included Subsidiaries, of (or there shall have been asserted against the Parent Guarantor or any of its Included Subsidiaries) an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Parent Guarantor or any of its Included Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Parent Guarantor or any of its Included Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (r) a Change in Control shall occur;

          (s) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on collateral having a fair market value in excess of $250,000 in the aggregate, intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent (except as a result of the gross negligence or willful misconduct of the Collateral Agent in taking or failing to take any action), free and clear of all other Liens (other than Liens permitted under Section 7.02), or, except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

          (t) the Restatement Date shall not have occurred on or before December 15, 2005; or

          (u) before the earlier of the Restatement Date or December 15, 2005, Kroll shall cease to be engaged by the Parent Guarantor to perform substantially the same services for the Parent Guarantor as it performs on the date hereof, unless on the date of determination a firm with at least the same capabilities and reputation, in the reasonable judgment of the Administrative Agent, to perform such services is engaged by the Parent Guarantor to perform such services;

then, and in every such event (other than an event with respect to the Borrower described in clause (l) or (m) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to the Borrower described in clause (l) or (m) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.




                                   ARTICLE IX

                       AGENTS, LENDER PARTIES AND ARRANGER

     Each of the Lenders and the Fronting Bank hereby irrevocably appoints each of the Administrative Agent and the Paying Agent as its agent hereunder and under the other Loan Documents and the Collateral Agent as its agent under the other Loan Documents and the Security Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the applicable Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     Each Person serving as an Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Guarantor or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor or any of its Subsidiaries that is communicated to or obtained by the Person serving as Agent or any of their Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and the Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent.

     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Each Agent may resign at any time by notifying the Lender Parties, the Borrower and the Parent Guarantor. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor of the retiring Administrative Agent or Paying Agent, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after such retiring Agent gives notice of its resignation, then such retiring Agent's resignation shall nonetheless become effective and (1) such retiring Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of such Agent (and all payments and communications provided to be made by, to or through the Administrative Agent or the Paying Agent, as the case may be, shall instead be made by or to each Lender Party directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. The Collateral Agent's resignation shall not be effective until a successor Collateral Agent shall have been appointed by the Required Lenders and shall have accepted such appointment. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent, shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Each Lender Party acknowledges that it has, independently and without reliance upon any Agent, any Credited Institution or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent, any Credited Institution or any Lender Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     Each Lender Party acknowledges that (a) CSFB has no obligation, responsibility or liability to such Lender by reason of any of CSFB's roles as sole bookrunner, sole lead arranger and syndication agent for the financing contemplated, (b) Silver Point Finance, LLC has no obligation, responsibility or liability to such Lender Party by reason of either of Silver Point Finance, LLC's roles as co-arranger and documentation agent for the financing contemplated hereby and (c) neither Credited Institution is an agent or fiduciary for such Lender Party by reason of any of such roles.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:


          (a) if to the Borrower or any Guarantor, to it at 370 Knollwood St., Suite 500, Winston Salem, NC 27103, Attention of Michael Phalen (Telecopy No. 336-733-3791, Telephone No. 336-733-3707); with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, Attention of Gerald S. Tanenbaum, Esq. (Telecopy No. 212-269-5420, Telephone No. 212-701-3000);

          (b) if to the Administrative Agent, to Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Yvette McQueen, (Telecopy No. (212) 325-8304; Telephone No. (212) 325-9934);

          (c) if to the Paying Agent, to Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Yvette McQueen, (Telecopy No. (212) 325-8304; Telephone No. (212) 325-9934);

          (d) if to the Fronting Bank, to Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Yvette McQueen, (Telecopy No. (212) 325-8304; Telephone No. (212) 325-9934);

          (e) if to the Collateral Agent, to Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Yvette McQueen, (Telecopy No. (212) 325-8304; Telephone No. (212) 325-9934); and

          (f) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower, the Paying Agent and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

     (b) Electronic Communications. Notices and other communications to the Lender Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Paying Agent, provided that the foregoing shall not apply to notices to any Lender Party pursuant to Section 2.05 if such Lender Party has notified the Paying Agent that it is incapable of receiving notices under such Section by electronic communication. The Paying Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Paying Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     SECTION 10.02. Waivers; Amendments.

          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by any Agent, the Fronting Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Fronting Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Fronting Bank may have had notice or knowledge of such Default at the time.

          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Paying Agent with the consent of the Required Lenders; provided that no such agreement shall

               (i) increase any Committed Amount of any Lender without the written consent of such Lender,

               (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

               (iii) provide for the release of, or reduce the interest on, any Tranche A Credit-Linked Deposit (other than as provided in this Agreement), without the written consent of each Tranche A Lender,

               (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Committed Amount, without the written consent of each Lender affected thereby,

               (v) change Section 2.17(d) without the consent of each Lender adversely affected thereby,

               (vi) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender,

               (vii) release all or substantially all of the Collateral; or

               (viii) release any Guarantor that is not an Immaterial Subsidiary from its guarantee obligations under Article III without the written consent of each Lender;

         and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Paying Agent, the Collateral Agent or the Fronting Bank hereunder without the prior written consent of the Administrative Agent, the Paying Agent, the Collateral Agent or the Fronting Bank, as the case may be, and (y) that any modification or supplement of Article III shall require the consent of each Guarantor.

     Except as otherwise provided in this Section 10.02(b) with respect to this Agreement, the Paying Agent or the Collateral Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Collateral Agent shall not (except as permitted herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations (other than obligations under the First Lien Loan Documents) being secured by all or substantially all of such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Collateral Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral, except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

     SECTION 10.03. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Paying Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of one special counsel for the Administrative Agent, the Paying Agent, the Collateral Agent and the Credited Institutions in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Fronting Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Paying Agent, the Collateral Agent, the Shared Lien Collateral Agent, the Fronting Bank, either Credited Institution or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Paying Agent, the Collateral Agent, the Shared Lien Collateral Agent, the Fronting Bank or any Lender, in connection with the enforcement or protection of its rights (x) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (y) in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout or restructuring or negotiations in respect of any workout or restructuring and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording, perfection or release of any security interest contemplated by any Security Document or any other document referred to therein.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Paying Agent, the Collateral Agent, the Shared Lien Collateral Agent, the Fronting Bank, each Credited Institution and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party, the Parent Guarantor or any of its Subsidiaries arising out of, in connection with, or as a result of
(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, or in connection herewith, or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any payments that the Collateral Agent is required to make under any indemnity issued to any bank referred to in the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent Guarantor or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Guarantor or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or the Parent Guarantor or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties.

     (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Paying Agent, the Collateral Agent, the Shared Lien Collateral Agent, or the Fronting Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Paying Agent, the Collateral Agent, the Shared Lien Collateral Agent, or the Fronting Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Paying Agent, the Collateral Agent, the Shared Lien Collateral Agent, or the Fronting Bank in its capacity as such. If any payment by or on behalf of the Borrower in respect of the principal of, interest on or any other amount in respect of the Tranche A Loans is rescinded or must be otherwise restored by the Fronting Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, each

Tranche A Lender agrees that it shall pay to the Fronting Bank its Applicable Percentage of the amount of such payment so rescinded or restored and will indemnify the Fronting Bank on demand for its Applicable Percentage of all reasonable costs and expenses (including fees of counsel) connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

     (f) Third Party Beneficiary. The parties hereto agree that the Shared Lien Collateral Agent shall be a third party beneficiary to this Section 10.03 to the extent provided herein.

     SECTION 10.04. Successors and Assigns.

          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Committed Amounts and the Loans and its Tranche A Credit-Linked Deposit at the time owing to it); provided that

               (i) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Paying Agent (and, in the case of an assignment of all or a portion of a Committed Amount or any Lender's obligations in respect of its Tranche A LC Exposure, the Fronting Bank) must give their prior written consents to such assignment (which consents shall not be unreasonably withheld or delayed),

               (ii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning

          Lender's Committed Amount(s), the amount of the Committed Amount(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall not be less than $1,000,000 unless the Paying Agent otherwise consents,

               (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

               (iv) the parties to each such assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Paying Agent via an electronic settlement system then acceptable to the Paying Agent, which shall initially be the settlement system of ClearPar, LLC, or (B) manually executed and delivered together with a processing and recordation fee of $3,500),

               (v) the assignee, if it shall not be a Lender, shall deliver to the Paying Agent an Administrative Questionnaire and any applicable tax forms as may be requested by the Paying Agent, and

               (vi) in connection with each assignment of Tranche A Funding Amounts, the Tranche A Credit-Linked Deposit of the assignor Lender shall not be released, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Article II to satisfy such assignee's obligations in respect of Tranche A Loans and the Tranche A LC Exposure. Each Tranche A Lender agrees that immediately prior to each assignment by a Tranche A Lender (i) the Paying Agent shall establish a new Tranche A Credit-Linked Sub-Account in the name of the assignee, (ii) unless otherwise consented to by the Paying Agent, a corresponding portion of the Tranche A Credit-Linked Deposit credited to the Tranche A Credit-Linked Sub-Account of the assignor Lender shall be purchased by the assignee and shall be transferred from the assignor's Tranche A Credit-Linked Sub-Account to the assignee's Tranche A Credit-Linked Sub-Account and (iii) if after giving effect to such assignment the Tranche A Funding Amount of the assignor Lender shall be zero, the Paying Agent shall close the Tranche A Credit-Linked Sub-Account of such assignor Lender.

Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03 and shall continue to be obligated pursuant to Section 10.12). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) Maintenance of Register by the Paying Agent. The Paying Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Paying Agent, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Fronting Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire and applicable tax forms, if any, requested by the Paying Agent (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section (if required) and any written consents to such assignment required by paragraph (b) of this Section, the Paying Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Participations. Any Lender may, without the consent of the Borrower, the Paying Agent or the Fronting Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Committed Amounts and the Loans and Tranche A Credit-Linked Deposit owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements of those sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

     (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of

Section 2.16 unless the Borrower consents to the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

     (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Tranche A LC Exposure held by it hereunder to the Parent Guarantor or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

     SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Committed Amounts have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Committed Amounts or the termination of this Agreement or any provision hereof.

     SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent, the Paying Agent, or the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.09. Governing Law; Jurisdiction; Etc.

     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

     (c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this

Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12. Treatment of Certain Information; Confidentiality.

     (a) Treatment of Certain Information. Each of the Borrower and the Parent Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, the Parent Guarantor or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or Affiliates of such Lender and each of the Borrower and the Parent Guarantor hereby authorizes each Lender to share any information delivered to such Lender by the Borrower, the Parent Guarantor and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or Affiliate, it being understood that any such subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Committed Amounts or the termination of this Agreement or any provision hereof.

     (b) Confidentiality. Each of the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority having jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that such Agent or such Lender Party, unless prohibited by applicable law, shall use reasonable efforts to notify the Borrower in advance of any disclosure pursuant to this clause (iii) but only to the extent reasonably practicable under the circumstances and on the understanding that neither such Agent nor any such Lender Party shall incur any liability for failure to give such notice, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower and its obligations,
(vii) with the consent of the Borrower or the Parent Guarantor or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, the Paying Agent, the Collateral Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to disclosure by an Obligor; including all information provided pursuant to Section 6.01(c)(i), (f), (g), (h) and (i) and all Projections, the Desktop Analysis, appraisals and the due diligence report from Keen & Shotenstein (the "Specified Information"); provided that, in the case of information received from an Obligor after the date hereof (other than any Specified Information), such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 10.13. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           [SIGNATURE PAGES TO FOLLOW]

                                            KRISPY KREME DOUGHNUT CORPORATION


                                            By: /s/ Steven G. Panagos
                                                -------------------------------
                                                  Name: Steven G. Panagos
                                                  Title: President and
                                                         Chief Operating Officer

                                            GUARANTORS:

                                            KRISPY KREME DOUGHNUTS, INC.

                                            KRISPY KREME DISTRIBUTING COMPANY,
                                            INCORPORATED

                                            KRISPY KREME MOBILE STORE COMPANY

                                            KRISPY KREME CANADA, INC.

                                            HD CAPITAL CORPORATION

                                            HDN DEVELOPMENT CORPORATION

                                            KRISPY KREME COFFEE COMPANY, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            GOLDEN GATE DOUGHNUTS, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            PANHANDLE DOUGHNUTS, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            FREEDOM RINGS, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            NORTH TEXAS DOUGHNUTS, L.P.

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member



                                            By: /s/ Michael C. Phalen
                                                -------------------------------
                                                  Name: Michael C. Phalen
                                                  Title: Authorized Officer

                                            LENDERS

                                            CREDIT SUISSE FIRST BOSTON,
                                            CAYMAN ISLANDS BRANCH,
                                            as Lender, Administrative Agent,
                                            Paying Agent, Fronting Bank and
                                            Collateral Agent

                                            By: /s/ Paul L. Colon
                                                -------------------------------
                                            Name: Paul L. Colon
                                            Title: Director



                                            By: /s/ David Dodd
                                                -------------------------------
                                            Name: David Dodd
                                            Title: Vice President

                                            Banc of America Securities LLC as
                                               agent for Bank of America, N.A.



                                            By: /s/ Toby Gilbert
                                                -------------------------------
                                            Name: Toby Gilbert
                                            Title:   Associate

                                            Field Point I, LTD.



                                            By: /s/ Jeffrey A. Gelfand
                                                -------------------------------
                                            Name: Jeffrey A. Gelfand
                                            Title: Authorized Signatory

                                            Sea Pines Funding LLC



                                            By: /s/ Ann E. Morris
                                                -------------------------------
                                            Name: Ann E. Morris
                                            Title: Assistant Vice President

                                            SPF CDO I, LLC



                                            By: /s/ Jeffrey A. Gelfand
                                                -------------------------------
                                            Name: Jeffrey A. Gelfand
                                            Title: Authorized Signatory